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                                                                     EXHIBIT 2.4


                            ASSET PURCHASE AGREEMENT


                               DATED JULY 12, 1998


                                  BY AND AMONG

                             RUSH ENTERPRISES, INC.

                    RUSH EQUIPMENT CENTERS OF MICHIGAN, INC.

                            KLOOSTER EQUIPMENT, INC.

                                       AND

                     MARK R. PIRIE, CONRAD L. KLOOSTER, JR.

                                       AND

                              JAMES CRAIG KLOOSTER

                              COVERING THE PURCHASE
                             OF SPECIFIED ASSETS OF

                            KLOOSTER EQUIPMENT, INC.





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                                TABLE OF CONTENTS



1.  GENERAL DEFINITIONS................................................................  1
    1.1      "Assets"..................................................................  1
    1.2      "Affiliate"...............................................................  1
    1.3      "Balance Sheet Date"......................................................  1
    1.4      "Best Knowledge"..........................................................  1
    1.5      "Business"................................................................  2
    1.6      "Business Day"............................................................  2
    1.7      "Closing".................................................................  2
    1.8      "Closing Date"............................................................  2
    1.9      "Code"....................................................................  2
    1.10     "Contracts"...............................................................  2
    1.11     "Control".................................................................  2
    1.12     "Damages".................................................................  2
    1.13     "Deposits"................................................................  2
    1.14     "Ellsworth Landlord"......................................................  2
    1.15     "Ellsworth Lease".........................................................  2
    1.16     "Ellsworth Property"......................................................  2
    1.17     "Encumbrance".............................................................  2
    1.18     "Environmental Conditions"................................................  2
    1.19     "Environmental Laws"......................................................  2
    1.20     "Environmental Liabilities................................................  3
    1.21     "Environmental Permits"...................................................  3
    1.22     "ERISA"...................................................................  3
    1.23     "Exchange Act"............................................................  3
    1.24     "Governmental Authority"..................................................  3
    1.25     "Governmental Requirement"................................................  3
    1.26     "Grand Rapids Landlord"...................................................  4
    1.27     "Grand Rapids Lease"......................................................  4
    1.28     "Grand Rapids Property"...................................................  4
    1.29     "Hazardous Materials".....................................................  4
    1.30     "HSR Act".................................................................  4
    1.31     "Improvements"............................................................  4
    1.32     "Indemnification Event"...................................................  4
    1.33     "Indemnitee"..............................................................  4
    1.34     "Indemnitor"..............................................................  4
    1.35     "IRS".....................................................................  4
    1.36     "John Deere"..............................................................  4
    1.37     "Land"....................................................................  4
    1.38     "Landlord's Consent and Estoppel".........................................  4
    1.39     "Leases"..................................................................  4
    1.40     "Losses"..................................................................  4
    1.41     "New Contracts"...........................................................  5
    1.42     "New Ellsworth Lease".....................................................  5
    1.43     ..........................................................................  5
    1.44     "PBGC"....................................................................  5
    1.45     "Permitted Exceptions"....................................................  5
    1.46     "Person"..................................................................  5


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
    1.47     "Purchase Price"..........................................................  5
    1.48     "Real Property"...........................................................  5
    1.49     "Reference Balance Sheet..................................................  5
    1.50     "Retained Liabilities.....................................................  5
    1.51     "Schedule.................................................................  5
    1.52     "SEC" or "Commission".....................................................  6
    1.53     "Section..................................................................  6
    1.54     "Securities Act"..........................................................  6
    1.55     "Subsidiary"..............................................................  6
    1.56     "Tax Returns..............................................................  6
    1.57     "Taxes"...................................................................  6
    1.58     "Territory"...............................................................  6
    1.59     "Third-Party Claims"......................................................  6
    1.60     "Title Company"...........................................................  6

2.  PURCHASE AND SALE OF THE ASSETS; CLOSING DATE......................................  6
    2.1      Assets to be Purchased....................................................  6
    2.2      Purchase and Sale.........................................................  8
    2.3      Delivery of Assets and Transfer Documents.................................  8
    2.4      UCC Reports...............................................................  8
    2.5      Closing; Closing Date.....................................................  8
    2.6      Excluded Assets...........................................................  8

3.  PURCHASE PRICE.....................................................................  9
    3.1      Price and Payment.........................................................  9
    3.2      Assumed Obligations....................................................... 10
    3.3      Allocation................................................................ 11

4.  REPRESENTATIONS AND WARRANTIES OF SELLER........................................... 11
    4.1      Incorporation; Capitalization............................................. 12
    4.2      Employee Benefits......................................................... 12
    4.3      Financial Statements...................................................... 13
    4.4      Events Since the Balance Sheet Date....................................... 13
    4.5      Customer List............................................................. 14
    4.6      Taxes..................................................................... 14
    4.7      Employee Matters.......................................................... 15
    4.8      Contracts and Agreements.................................................. 15
    4.9      Effect of Agreement....................................................... 16
    4.10     Properties, Assets and Leasehold Estates.................................. 17
    4.11     Intangible Property....................................................... 18
    4.12     Suits, Actions and Claims................................................. 18
    4.13     Licenses and Permits; Compliance With Governmental Requirements........... 18
    4.14     Authorization............................................................. 18
    4.15     Records................................................................... 19
    4.16     Environmental Protection Laws............................................. 19
    4.17     Brokers and Finders....................................................... 20
    4.18     Deposits.................................................................. 20
    4.19     Work Orders............................................................... 20
    4.20     Telephone Numbers......................................................... 21
    4.21     No Royalties.............................................................. 21
    4.22     Insurance................................................................. 21
    4.23     Warranties and Product Liability.......................................... 21



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
    4.24     No Untrue Statements...................................................... 21
    4.25     Shareholders' Representations............................................. 22

5.  REPRESENTATIONS AND WARRANTIES OF THE RUSH PARTIES................................. 22
    5.1      Incorporation............................................................. 22
    5.2      Authorization............................................................. 22
    5.3      Brokers and Finders....................................................... 23
    5.4      No Violation of Laws of Agreements........................................ 23

6.  NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS,
    GUARANTEES, REPRESENTATIONS AND WARRANTIES OF THE PARTIES.......................... 23

7.  CONTRACTS PRIOR TO THE CLOSING DATE................................................ 23
    7.1      Approval of Contracts..................................................... 23
    7.2      Contracts Included in Assets.............................................. 23

8.  COVENANTS OF SELLER PRIOR TO CLOSING DATE.......................................... 23
    8.1      Access to Information..................................................... 23
    8.2      General Affirmative Covenants............................................. 24
    8.3      General Negative Covenants................................................ 25
    8.4      Disclosure of Misrepresentations and Breaches............................. 25
    8.5      Government Filings........................................................ 25
    8.6      Access to and Inspection of Premises, Facilities and Equipment............ 26

9.  COVENANTS REGARDING THE CLOSING.................................................... 26
    9.1      Covenants of Seller....................................................... 26
    9.2      Covenants of Shareholders................................................. 26
    9.3      Covenants of the Rush Parties............................................. 27
    9.4      HSR Act................................................................... 27
    9.5      Inventory Audit........................................................... 27

10. CONDITIONS TO OBLIGATIONS OF THE RUSH PARTIES...................................... 27
    10.1     Accuracy of Representations and Warranties and Fulfillment of Covenants... 27
    10.2     Financial Information..................................................... 28
    10.3     No Governmental Actions................................................... 28
    10.4     No Adverse Change......................................................... 28
    10.5     Update of Contracts....................................................... 28
    10.6     Approval of Counsel....................................................... 28
    10.7     No Material Adverse Information........................................... 28
    10.8     Notices and Consents...................................................... 28
    10.9     Lease Arrangements........................................................ 29
    10.10    Corporate Approval........................................................ 29
    10.11    Transfer and Assignment Documents......................................... 29
    10.12    Liens Released............................................................ 29
    10.13    Ordinary Course of Business............................................... 30
    10.14    Other Documents........................................................... 30
    10.15    Dealer License............................................................ 30
    10.16    Inventory Audit........................................................... 30
    10.17    Other Records............................................................. 30
    10.18    Keys...................................................................... 30

    10.19    Government Approvals...................................................... 30
    10.20    Employment Agreements..................................................... 30
    10.21    Non-Competition Agreements................................................ 30
    10.22    Assignment/Termination of Leases.......................................... 30
    10.23    Leasehold Policies........................................................ 31
    10.24    Dealership Agreement...................................................... 31

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND
    SHAREHOLDERS....................................................................... 31
    11.1     Accuracy of Representations and Warranties and Fulfillment of Covenants... 31
    11.2     Delivery of Purchase Price................................................ 31
    11.3     Approval of Counsel....................................................... 31
    11.4     Governmental Approvals.................................................... 31
    11.5     Lease Arrangements........................................................ 31

12. SPECIAL CLOSING AND POST-CLOSING COVENANTS......................................... 31
    12.1     Change of Name............................................................ 31
    12.2     Exchange Act Filing; Cooperation.......................................... 31

13. INDEMNITY BY SELLER................................................................ 32
    13.1     Indemnification by Seller................................................. 32
    13.2     Indemnification by Shareholders........................................... 32
    13.3     Environmental Indemnification............................................. 32
    13.4     Tax Indemnification....................................................... 33
    13.5     Products Liability and Warranty Indemnification........................... 33
    13.6     Maximum Loss.............................................................. 33
    13.7     Indemnification by the Rush Parties....................................... 33
    13.8     Procedure................................................................. 33
    13.9     Payment................................................................... 34
    13.10    Failure to Pay Indemnification............................................ 34
    13.11    Cooperation............................................................... 35

14. LEASES............................................................................. 35

15. NON-COMPETITION AGREEMENTS......................................................... 35
    15.1     (a)       Non-Competition................................................. 35
             (b)       Permitted Competition........................................... 35
    15.2     Judicial Reformation...................................................... 35
    15.3     Customer Lists; Non-Solicitation.......................................... 36
    15.4     Covenants Independent..................................................... 36
    15.5     Remedies.................................................................. 36

16. NONDISCLOSURE OF CONFIDENTIAL INFORMATION.......................................... 36

17. DAMAGE TO ASSETS................................................................... 37

18. TERMINATION........................................................................ 37
    18.1     Mutual Consent............................................................ 37
    18.2     Failure of Conditions..................................................... 38
    18.3     Failure to Close.......................................................... 38


                                      -iv-
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
19. SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER................................... 38
    19.1     New Employees of Purchaser................................................ 38
    19.2     No Hiring Commitment...................................................... 38
    19.3     Vacation, Sick Pay, Health Insurance, etc................................. 38
    19.4     Severance Benefits; Employment Termination................................ 39
    19.5     Employee Benefit Plans.................................................... 39
    19.6     Reporting of Data......................................................... 39
    19.7     Employment Related Claims................................................. 40

20. ACCESS TO INFORMATION.............................................................. 40

21. ADJUSTMENT OF PURCHASE PRICE....................................................... 40

22. SURVEYS; TITLE COMMITMENT AND CONDITION OF TITLE................................... 41
    22.1     Surveys................................................................... 41
    22.2     Title Commitment.......................................................... 41
    22.3     Disclosure of Exceptions by Title Commitments and UCC Report.............. 41

23. ENVIRONMENTAL STUDIES AND REMEDIATION ACTIVITIES................................... 42
    23.1     Environmental Studies..................................................... 42
    23.2     Remediation............................................................... 42

24. GENERAL PROVISIONS................................................................. 42
    24.1     Governing Law; Interpretation; Section Headings........................... 42
    24.2     Severability.............................................................. 43
    24.3     Entire Agreement.......................................................... 43
    24.4     Binding Effect............................................................ 43
    24.5     Assignment................................................................ 43
    24.6     Amendment; Waiver......................................................... 43
    24.7     Gender; Numbers........................................................... 43
    24.8     Counterparts.............................................................. 44
    24.9     Telecopy Execution and Delivery........................................... 44
    24.10    Press Releases............................................................ 44
    24.11    Expenses.................................................................. 44
    24.12    Arbitration............................................................... 44
    24.13    Assignment of Contracts................................................... 45
    24.14    Further Actions........................................................... 46
    24.15    Bulk Transfer Laws........................................................ 46
    24.16    Notices................................................................... 46
    24.17    Risk of Loss.............................................................. 47

APPENDIX A
             DISPUTE RESOLUTION PROCEDURES............................................. A-1


Exhibits

Exhibit A        Real Property
Exhibit B        General Warranty Bill of Sale and Assignment of Contract Rights
Exhibit C        Employment Agreements


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Exhibit D-1      Lease Forms, Form of Lease Guaranty Agreement, Form of
                 Subordination, Nondisturbance and Attornment Agreement
Exhibit D-2      Lease Terms
Exhibit E        Landlord's Consent and Estoppel





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                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT (the "Agreement"), made this 12th day of July, 1998, by and among (i) KLOOSTER EQUIPMENT, INC., a Michigan corporation ("Seller"), (ii) MARK R. PIRIE, CONRAD L. KLOOSTER, JR., and JAMES CRAIG KLOOSTER (the "Shareholders"), and (iii) RUSH EQUIPMENT CENTERS OF MICHIGAN, INC., a Delaware corporation ("Purchaser"), and RUSH ENTERPRISES, INC., a Texas corporation ("Rush").

                              W I T N E S S E T H :

         WHEREAS, Seller is the owner of all right, title and interest in and to the Assets (as herein defined) described herein, with such assets being the assets currently used in the conduct of the operation of the John Deere Construction Equipment Company, John Deere Commercial and Consumer Equipment Division and John Deere Commercial Worksite Products, Inc. ("John Deere") sales and service dealership business operated by Seller;

         WHEREAS, Purchaser is a wholly-owned subsidiary of Rush (Rush and Purchaser are sometimes referred to herein as the "Rush Parties");

         WHEREAS, the Shareholders collectively own and control a majority of Seller's issued and outstanding shares of stock;

         WHEREAS, Seller desires to sell the Assets to Purchaser and Purchaser desires to acquire the Assets from Seller, all pursuant to this Agreement as hereinafter provided; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to set forth certain additional agreements related to the transactions contemplated hereby;

         NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

         1.1 "Assets" shall have the meaning assigned to it in Section 2.1.

         1.2 "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

         1.3 "Balance Sheet Date" shall have the meaning assigned to it in
Section 4.3(a).

         1.4 "Best Knowledge" shall mean, with respect to Seller, only the actual current knowledge of Mark R. Pirie, Conrad L. Klooster, Jr. and James Craig Klooster and, with respect to the Rush Parties, only the actual current knowledge of W. Marvin Rush, Robin M. Rush and Martin A. Naegelin, Jr.





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

         1.5 "Business" shall have the meaning assigned to it in Section 2.1.

         1.6 "Business Day" shall mean any day other than Saturday, Sunday or other day on which federally chartered commercial banks in San Antonio, Texas are authorized or required by law to close.

         1.7 "Closing" shall have the meaning assigned to it in Section 2.5.

         1.8 "Closing Date" shall have the meaning assigned to it in Section
2.5.

         1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.10 "Contracts" shall have the meaning assigned to it in Section 4.8.

         1.11 "Control" and all derivations thereof shall mean the ability to either (i) vote (or direct the vote of) 50% or more of the voting interests in any Person or (ii) direct the affairs of another, whether through voting power, contract or otherwise.

         1.12 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, punitive damages, loss of profits, refund obligations (including, without limitation, interest and penalties thereon) claims of any and every kind whatsoever, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating, prosecuting and defending any claims or causes of action (including, without limitation, reasonable attorneys' fees and reasonable expenses and all reasonable fees and reasonable expenses of consultants and other professionals)).

         1.13 "Deposits" shall have the meaning assigned to it in Section 4.18.

         1.14 "Ellsworth Landlord" shall mean Klooster Properties, Inc., a Michigan corporation.

         1.15 "Ellsworth Lease" shall mean the current lease agreement between Klooster Properties, Inc. (as landlord) and Seller (as tenant) for the Ellsworth property.

         1.16 "Ellsworth Property" shall mean the real property and improvements comprising Seller's Ellsworth facility located at 9914 U.S. 31, Ellsworth, Michigan 49729.

         1.17 "Encumbrance" shall mean any security interest, mortgage, pledge, trust, claim, lien, charge, option, defect, restriction, encumbrance or other right or interest of any third Person of any nature whatsoever.

         1.18 "Environmental Conditions" means any and all acts, omissions, events, circumstances, and conditions on or in connection with the Real Property, the Grand Rapids Property or the other Assets that constitute a violation of, or require remediation under, any Environmental Laws, including any pollution, contamination, degradation, damage, or injury caused by, related to, or arising from or in connection with the generation, use, handling, treatment, storage, disposal, discharge, emission or release of Hazardous Materials.

         1.19 "Environmental Laws" shall mean all applicable federal, state, local or municipal laws, rules, regulations, statutes, ordinances or orders of any Governmental Authority, relating





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to (a) the control of any potential pollutant, or protection of health or the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation,
(c) exposure to hazardous, toxic or other substances alleged to be harmful, (d) the protection of any endangered or at-risk plant or animal life, or (e) the emission, control or abatement of noise. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Endangered Species Act, 16 U.S.C. Section 1531 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., including the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11001, et seq. The term "Environmental Laws" shall also include all applicable state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the subject matter of the above listed federal statutes or promulgated by any governmental or quasi-governmental agency thereunder in order to carry out the purposes of any federal, state, local or municipal law.

         1.20 "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys' fees and other legal costs incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws,
(b) pursuant to any claim by a Governmental Authority or any other person or entity for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Authority, person or entity pursuant to common law or statute and related to the use or release of Hazardous Materials, or (c) as a result of Environmental Conditions.

         1.21 "Environmental Permits" shall mean any permits, licenses, approvals, consents, registrations, identification numbers or other authorizations with respect to the Assets, the Businesses, the Real Property or the Grand Rapids Property or the ownership or operation thereof required under any applicable Environmental Law.

         1.22 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.23 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         1.24 "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

         1.25 "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions





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

or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

         1.26 "Grand Rapids Landlord" shall mean 5770 Investors, L.L.C., a Michigan limited liability company.

         1.27 "Grand Rapids Lease" shall mean the Lease dated September 9, 1994 between 5770 Investors, L.L.C. (as landlord) and Seller (as tenant) for the Grand Rapids Property.

         1.28 "Grand Rapids Property" shall mean the real property and improvements located at 5770 Clyde Park, S.W., City of Wyoming, Kent County, Michigan, as more particularly described in the Grand Rapids Lease.

         1.29 "Hazardous Materials" means any (a) petroleum or petroleum products, (b) asbestos or asbestos containing materials, (c) hazardous substances as defined by Section 101(14) of CERCLA and (d) any other chemical, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

         1.30 "HSR Act" shall have the meaning assigned to it in Section 8.5.

         1.31 "Improvements" shall have the meaning assigned to it in Section 1.48.

         1.32 "Indemnification Event" shall have the meaning assigned to it in
Section 13.8.

         1.33 "Indemnitee" shall mean the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns, on the one hand, and the Seller and its Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns, on the other hand, whether indemnified, or entitled, or claiming to be entitled to be indemnified or receive property, pursuant to the provisions of
Article 13 hereof.

         1.34 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify or make payment pursuant to the provisions of Article 13 hereof.

         1.35 "IRS" shall mean the Internal Revenue Service.

         1.36 "John Deere" shall mean John Deere Construction Equipment Company and its Affiliates.

         1.37 "Land" shall have the meaning assigned to it in Section 1.48.

         1.38 "Landlord's Consent and Estoppel" shall mean an instrument, executed by the Grand Rapids Landlord in substantially the form attached hereto as Exhibit E and made a part hereof.

         1.39 "Leases" shall have the meaning assigned to it in Article 14.

         1.40 "Losses" shall mean General Losses, Environmental Losses, Tax Losses and Product Losses (each as defined in Article 13 hereof), as the case may be.




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         1.41 "New Contracts" shall have the meaning assigned to it in Section
10.5.

         1.42 "New Ellsworth Lease" shall have the meaning assigned to it in
Section 10.9.

         1.43 [Intentionally deleted]

         1.44 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         1.45 "Permitted Exceptions" shall have the meaning assigned to it in
Section 22.3.

         1.46 "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         1.47 "Purchase Price" hall have the meaning assigned it in Article 3.

         1.48 "Real Property" shall mean all those certain tracts, pieces or parcels of land where Seller's Traverse City and Work-N-Play dealerships are located, as more particularly described in Exhibit A attached hereto and made a part hereof for all purposes (herein referred to as the "Land"), together with the buildings, structures, plants, fixtures, paving, curbing, trees, shrubs, plants, and other improvements of every kind and nature presently situated on, in, or under, or hereafter erected or installed or used in, on, or about or in connection with the ownership, use and operation of the Land (herein collectively referred to as the "Improvements"), and all rights and appurtenances pertaining thereto, including, but not limited to: (a) all right, title and interest, if any, of the owner(s) of the Land, in and to any land in the bed of any street, road or avenue open or proposed in front of or adjoining the Land; (b) all right, title and interest, if any, of the owner(s) of the Land, in and to any rights-of-way, rights of ingress or egress or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on, or across, in front of, abutting or adjoining the Land, and any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road, or avenue; (c) any easement across, adjacent or appurtenant to the Land, existing or abandoned; (d) all sanitary sewer capacity (if any), water capacity and other utility capacity to serve the Land and Improvements; (e) all oil, gas, and other minerals in, on, or under, and that may be produced from the Land; (f) all water in, under or that may be produced from the Land, and all wells, water rights, permits and historical water usage pertaining to or associated with the Land; (g) all right, title and interest, if any, of the owner(s) of the Land, in and to any land adjacent or contiguous to, or a part of the Land, whether those lands are owned or claimed by deed, limitations, or otherwise, and whether or not they are located inside or outside the description given herein, or whether or not they are held under fence by the owner(s) of the Land, or whether or not they are located on any survey; and (h) any reversionary rights attributable to the Land.

         1.49 "Reference Balance Sheet" shall have the meaning assigned it in
Section 4.3(a).

         1.50 "Retained Liabilities" shall have the meaning assigned it in
Section 3.2.

         1.51 "Schedule" shall mean the Schedules to this Agreement, unless otherwise stated. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

         1.52 "SEC" or "Commission" shall mean the United States Securities and Exchange Commission.

         1.53 "Section" shall mean the Section of this Agreement, unless otherwise stated.

         1.54 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.55 "Subsidiary" shall mean, with respect to any Person (the "parent"), (a) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (b) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management.

         1.56 "Tax Returns" shall mean all Tax returns and reports (including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding Tax returns and information returns).

         1.57 "Taxes" shall mean any foreign, federal, state or local tax, assessment, levy, impost, duty, withholding, estimated payment or other similar governmental charge, together with any penalties, additions to Tax, fines, interest and similar charges thereon or related thereto.

         1.58 "Territory" shall mean the States of Texas and Michigan.

         1.59 "Third-Party Claims" shall have the meaning such term is given in
Section 13.8(b) hereof.

         1.60 "Title Company" shall mean Northern Michigan Title Company, Commonwealth Land Title Insurance Company, Lawyers Title Insurance Company or any other similar title insurance company mutually agreed upon by Seller and Purchaser.

         2. PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.

         2.1 Assets to be Purchased. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from company, all of Seller's right, title and interest in and to the Assets, in each case, free and clear of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership. The "Assets" shall mean all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, belonging to Seller at the close of business on the Closing Date and which relate to the business currently conducted by Seller as a John Deere dealership as well as any and all goodwill associated therewith (the "Business"), other than the Excluded Assets (as defined in Section 2.6), including the following:

                  (a) all new construction machinery equipment and attachments, consumer equipment, worksite products and trailers except for new construction machinery equipment and attachments, consumer equipment, worksite products and trailers manufactured by John Deere, which will be returned by the Seller to John Deere,

                  (b) all new parts and accessories inventory, except for John Deere new, current and returnable parts and accessories, which will be returned by the Seller to John Deere,

                  (c) all miscellaneous inventories, including gas, diesel fuel, oil, grease, paint and body shop materials,

                  (d) all work in progress and sublet repairs on equipment in Seller's parts and service departments,

                  (e) all of Seller's furniture, fixtures and office equipment (including related software),

                  (f) all shop equipment and special tools, and all parts and accessories equipment other than new attachment inventory,

                  (g) all of Seller's vehicles,

                  (h) all signs, and all promotional, advertising and training materials used in the Business except for signs and materials owned by John Deere, which will be returned by Seller to John Deere,

                  (i) all sales files and customer lists, and all warranty and service and customer service and repair files, excluding any files that support receivables retained by Seller,

                  (j) all intangible assets of Seller required to do business as a John Deere dealer and a Stihl dealer, including any other permits or licenses issued by any department or agency for Seller's dealership, other than any and all existing dealer sales and service center agreements, and any ancillary or related agreements between Seller and John Deere, which agreements will be terminated by Seller and John Deere,

                  (k) all used parts listed on Schedule 2.1(k) hereto, which used parts listed on Schedule 2.1(k), as of the Closing Date, shall not be less than 90% of the parts listed thereon as of the date hereof,

                  (l) all used, rental, leased and "rent to own" construction machinery equipment, and all used attachment inventory,

                  (m) all customer deposits and agreements to sell construction machinery equipment ordered but not delivered to the customer at the time of Closing,

                  (n) All of Seller's leasehold interest under the Grand Rapids Lease and a leasehold interest in the Ellsworth Property pursuant to the terms of the New Ellsworth Lease,

                  (o) all new attachment inventory, and

                  (p) all the leases or subleases of real property, customer contracts, purchase orders, equipment repurchase agreements, and other contracts, agreements and undertakings set forth on Schedule 2.1(p).

         2.2 Purchase and Sale. Subject to the terms and conditions herein contained, Seller agrees to sell, assign, transfer and deliver the Assets to Purchaser at the Closing (as hereinafter defined), free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder). Subject to the terms and conditions herein contained, Purchaser agrees to purchase from Seller the Assets in consideration for the Purchase Price (as hereinafter defined) payable as set forth in Article 3.

         2.3 Delivery of Assets and Transfer Documents. At the Closing, Seller shall take all steps necessary to put Purchaser in possession of the Assets, free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder), and shall deliver to Purchaser (a) a duly executed bill of sale covering the Assets, in the form of and containing substantially the same terms and provisions as the Bill of Sale and Assignment of Contract Rights included in Exhibit B, (b) duly executed title and transfer documents covering any assets for which there exists a certificate of title, (c) the Leases, duly executed by the respective owner(s) of each of the locations comprising the Real Property, together with memoranda thereof, in form required for recording in the appropriate public records of the counties where each parcel of Real Property is located, (d) an assignment of Seller's interest in the Grand Rapids Lease and the Ellsworth Lease, duly executed by Seller, the Grand Rapids Landlord and the Ellsworth Landlord, as applicable, (e) the leasehold policies of title insurance described in Section 22.2 hereof and (f) such other duly executed transfer and release documents as Purchaser shall reasonably request to evidence the transfer of the Assets to Purchaser free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder).

         2.4 UCC Reports. Within ten days prior to the Closing, Seller, at its sole cost and expense, shall furnish to Purchaser a report (the "UCC Report") of searches made of the Uniform Commercial Code Records of each county where the Real Property, the Ellsworth Property and the Grand Rapids Property are located and of the Office of the Secretary of State, State of Michigan, or the proper offices in the State of Michigan where Uniform Commercial Code records are maintained, which searches shall show that none of the Assets are subject to any lien or security interest (other than liens and security interests which are to be released at the Closing or are permitted hereunder). An update of the searches (dated no more than two days prior to the Closing Date, but delivered prior to the Closing Date) shall be provided by Seller to Purchaser at Seller's sole cost and expense.

         2.5 Closing; Closing Date. Subject to the terms and conditions herein contained, the consummation of the transactions referenced above shall take place (the "Closing") on or before August 3, 1998, at 10:00 a.m., local time, at the offices of Honigman, Miller Schwartz and Cohn in Lansing, Michigan, or at such other time, date and place as Purchaser and Seller shall in writing designate; provided, however, that Purchaser shall have the right to delay the Closing up to and including October 31, 1998,in accordance with Section 8.6. The date of the Closing is referred to herein as the "Closing Date".

         2.6 Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following items (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets being conveyed hereunder, and shall remain the property of Seller:

                  (a) all accounts receivable, pre-paid items, cash and cash equivalents and all securities and short term investments listed on
         Schedule 2.6(a);

                  (b) all Seller's insurance policies cash surrender values, and all other contracts listed in Schedule 2.6(b);

                  (c) all rights and funds in connection with retirement, employee benefit and similar plans;

                  (d) any assets expressly designated in Schedule 2.6(d) as Excluded Assets;

                  (e) any and all other assets designated by Purchaser, in its sole discretion, as being Excluded Assets. Purchaser shall advise Seller in writing at least five days prior to Closing of those other items which Purchaser does not intend to purchase. The exclusion of any such items shall not reduce the Purchase Price; and

                  (f) Seller's interest in Maple Creek Golf Course, LLC, including the names "Maple Creek," "Maple Creek Golf Course," the "Emerald," and the "Emerald at Maple Creek," alone or in connection with any product identification, and all logos, trademarks, trade names, and copyrights which include the same.

         3.  PURCHASE PRICE.

         3.1 Price and Payment. Subject to adjustment as provided in Section
19.3 and Article 21 with respect to prorations, deposits and certain other items, the aggregate consideration to be paid by Purchaser for the Assets is as follows (the "Purchase Price"):

                  (a) $2,000,000, plus

                  (b) an amount equal to Seller's actual cost, taking into account for each piece of construction machinery equipment of Seller described in Section 2.1(a), (i) all manufacturer's rebates, allowances and other reductions paid or credited to Seller on such equipment purchased by the Purchaser, and (ii) all previously invoiced freight and pre-delivery expenses, plus

                  (c) an amount equal to all of the previously invoiced freight and pre-delivery expenses paid by Seller for each piece of construction machinery equipment not purchased by Purchaser and returned by Seller to John Deere, plus

                  (d) an amount equal to the actual cost of the items described in Sections 2.1(b) and (c), plus

                  (e) an amount equal to the Seller's actual cost plus Seller's internal burdened labor rate (determined in accordance with generally accepted accounting principles, consistently applied) of the work in process and sublet repairs described in Section 2.1(d), plus

                  (f) an amount equal to the net book value (determined in accordance with generally accepted accounting principles, consistently applied) at Closing of the items described in Sections 2.1(e), (f) and
         (g), plus

                  (g) zero for the items described in Section 2.1(k), plus

                  (h) an amount equal to Seller's actual cost for items described in Section 2.1(o) that have been held by Seller for less than three years, and an amount to be agreed upon for any such items held by Seller for three years or longer (provided that if Purchaser and Seller cannot agree on an amount to be paid for any Asset described in this Section, such Asset shall be an Excluded Asset), plus

                  (i) an amount equal to the lesser of (i) the net book value (determined in accordance with generally accepted accounting principles, consistently applied) and (ii) the Appraised Value (as hereafter defined), for each piece of used, rental, leased or "rent to own" construction machinery equipment and used attachment inventory described in Section 2.1(l).

         The Purchase Price shall be payable by payment of all amounts specified in Sections 3.1(a) - (i) above in cash or cashier's check at Closing.

         3.2 Assumed Obligations. At the Closing, Purchaser shall assume and agree to timely discharge the obligations of Seller under all contracts and agreements transferred by Seller to Purchaser under this Agreement that are listed and described on Schedule 2.1(p) or that are (a) listed and described on
Schedule 4.8 or on the updated list of contracts required by Section 10.5 and
(b) accepted in writing by Purchaser pursuant to the provisions of Section 4.8 or Section 10.5; provided that Purchaser specifically does not assume any liabilities of Seller under any contracts or agreements with respect to any breaches of such contracts or agreements occurring on or before the Closing Date or any damages to third parties resulting from acts, events or omissions occurring on or before the Closing Date. Except for the obligations expressly assumed by Purchaser pursuant to this Agreement, Seller shall take full and complete responsibility for all of its respective liabilities, debts and obligations, whether known or unknown, now existing or hereafter arising, contingent or liquidated (the "Retained Liabilities"), and Purchaser shall not assume, or in any way be liable or responsible for, any of the Retained Liabilities. The Retained Liabilities shall include, without limitation, the following:

                  (a) the responsibility for contributions to, or any liability in connection with, any employee pension benefit plan, any employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by Seller for its employees, former employees, retirees, their beneficiaries or any other person, and any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur on or before Closing Date;

                  (b) any liability or obligation of Seller, or any consolidated group of which Seller is a member, for any federal income tax or state franchise tax, or for any foreign, federal, state, commonwealth, county or local taxes of any kind or nature, or any taxes levied by any other legitimate taxing authority, or any interest or penalties thereon, except for any proration and assumption thereof by Purchaser pursuant to Article 21 hereof;

                  (c) any liability to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in the State of Michigan;

                  (d) any liability with respect to any claims, suits, actions or causes of action arising out of the conduct of the Business on or prior to the Closing Date;

                  (e) notwithstanding any disclosures or representations by Seller, any dispute, litigation, settlement, negotiation, administrative or other proceeding, any related or subsequent litigation, appeal or administrative action and any debt, obligation or liability arising out of or in connection with any facts existing prior to the Closing Date;

                  (f) any noncompliance by Seller with any applicable laws, rules and regulations relating to employment and labor management relations, including without limitation any provisions thereof relating to wages and the payment thereof, hours of work, collective bargaining agreements, workers' compensation laws and the withholding and payment of Social Security and similar taxes;

                  (g) any failure by Seller to withhold all amounts required by law or agreement to be withheld from the wages or salaries of its employees, and any liability for any wage arrearages, taxes or penalties for failure to comply with any of the foregoing;

                  (h) any liability arising out of any controversies between Seller and its employees or former employees or any union or other collective bargaining unit that has been certified or recognized by any Seller as representing any of its employees;

                  (i) accounts payable of Seller;

                  (j) any and all contracts, agreements or other obligations of Seller to repurchase any equipment, parts or other items previously sold by Seller; and

                  (k) any liability arising out of any breach or default by Seller under the Grand Rapids Lease or the Ellsworth Lease and all obligations of Seller under the Grand Rapids Lease and the Ellsworth Lease arising during or attributable to any period prior to Closing hereunder.

         3.3 Allocation. The Purchase Price payable by Purchaser for the Assets shall be allocated as set forth in Schedule 3.3 hereto. The Rush Parties and Seller shall, at Closing; complete Internal Revenue Service Form 8594 (Asset Acquisition Statement under I.R.C. Section 1060) and otherwise report the federal, state and local income and other tax consequences of the transactions contemplated hereby in a manner consistent with such allocation and shall not take any position or action inconsistent with such allocation in the filing of any federal or state income or other tax returns.

         4. REPRESENTATIONS AND WARRANTIES OF SELLER. Except as set forth in a schedule hereto referring to the applicable Section herein, Seller represents and warrants to the Rush Parties as follows:

         4.1 Incorporation; Capitalization.

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted and to own, operate and lease the Assets it now owns, operates or holds under lease. There has not been any claim by any other jurisdiction to the effect that Seller is required to qualify or otherwise be authorized to do business as a foreign corporation therein in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets. Seller has not, to Seller's Best Knowledge, taken any action, or failed to take any action which such action or such failure will preclude or prevent Seller's Business from being conducted in substantially the same manner in which Seller has heretofore conducted the same.

         4.2 Employee Benefits. As used in this Section, the "Company" shall include the Seller and any member of a controlled group or affiliated service group (as defined in Sections 414(b), (c), (m), and (o) of the Code) of which the Seller is a member.

                  (a) List of All Benefit Plans and Compensation Agreements.
         Schedule 4.2(a) includes a complete and accurate list of all employee welfare benefit and employee pension benefit plans as defined in Sections 3(1), 3(2), and 3(3) of ERISA and all other employee benefit agreements or arrangements, including but not limited to deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the Closing Date, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees, or former employees (or beneficiaries of them) of the Seller.

                  (b) Representations. The consummation of this Agreement (and the employment by the Purchaser of former employees of the Seller) will not result in any carryover liability to the Purchaser for taxes, penalties, interest or any other claims resulting from any employee pension benefit plan, employee welfare benefit plan, or other employee benefit agreement or arrangement set out in Schedule 4.2(a). In addition, the Seller makes the following representations (i) as to employee pension benefit plans of the Company: (a) no Company has become liable to the PBGC under Section 4062, 4063 or 4064 of ERISA under which a lien could attach to the assets of the Seller under
         Section 4068 of ERISA; (b) the Company has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; and (c) the Company has not made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA, and (ii) all group health plans maintained by the Company have been operated in compliance with Section 4980B(f) of the Code.

                  (c) Non-assumption of Seller's Plans. The parties agree that the Purchaser does not and will not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any employee pension benefit plan, any employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by Seller for its employees, former employees, retirees, their beneficiaries or any other person. In addition and not as a limitation of the foregoing covenant the parties agree that the Seller shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur on or before Closing Date.

         4.3 Financial Statements. Seller has delivered to Purchaser copies of the following financial statements of the Business, all of which financial statements are included in Schedule 4.3 hereto:

                  (a) Unaudited Balance Sheet (the "Reference Balance Sheet") as of May 31, 1998 (the "Balance Sheet Date") and Unaudited Income Statement for the two-month period ended on the Balance Sheet Date; and

                  (b) Unaudited Balance Sheet and Income Statement for the fiscal year ending on March 31, 1998, and Audited Balance Sheets, Income Statements and Statements of Changes in Financial Position for the two fiscal years ending on March 31, 1996 and March 31, 1997.

All financial statements supplied to Purchaser by Seller, whether or not included in Schedule 4.3 hereto, are and will be true and accurate in all respects, have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and will present fairly the financial condition of the Business as of the dates and for the periods indicated thereon. The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature of the Business, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, including, but not limited to, liabilities, debts or obligations on account of Taxes to the extent such items are required to be reflected on such balance sheet under generally acceptable accounting principles consistently applied.

         4.4 Events Since the Balance Sheet Date. Since the Balance Sheet Date, there has not been:

                  (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse;

                  (b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of Seller that adversely affects the condition (financial or otherwise) of the Assets or the Business;

                  (c) any breach or default by Seller or, to the Best Knowledge of Seller, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound;

                  (d) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets, the Business, the Real Property, the Ellsworth Property, or the Grand Rapids Property;

                  (e) to the Best Knowledge of Seller, any legislative or regulatory change adversely affecting the Assets, the Business, the Real Property, the Ellsworth Property, or the Grand Rapids Property;

                  (f) any change in the types, nature, composition or quality of the services of the Business, any adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business;

                  (g) any transaction related to or affecting the Assets, the Business, the Real Property, the Ellsworth Property, or the Grand Rapids Property other than transactions in the ordinary course of business of Seller; or

                  (h) any other occurrence, event or condition that has adversely affected (or can reasonably be expected to adversely affect) the Assets, the Business, the Real Property, the Ellsworth Property, or the Grand Rapids Property.

         4.5 Customer List. Schedule 4.5 sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided products or services during the fiscal year ended March 31, 1998, and an accurate statement of the gross revenues received from each such customer by the Business during such period.

         4.6 Taxes.

                  (a) all Tax Returns of or relating to any Taxes that are required to be filed on or before the Closing Date, subject to any allowable extension periods, for, by, on behalf of or with respect to Seller, including, but not limited to, those relating to the income, business, operations or property of Seller (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been timely filed with the appropriate foreign, federal, state and local authorities, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been paid in full on or before the Closing Date except Taxes which have not yet accrued or otherwise become due, all of which are reflected in the Reference Balance Sheet;

                  (b) all such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed in all material respects, fairly present the information purported to be shown therein, and reflect, to the Best Knowledge of Seller, all liabilities for Taxes for the periods covered by such Tax Returns, net of any applicable reserves;

                  (c) Seller has not received notice that any of such Tax Returns are under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against Seller or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or, to the Best Knowledge of Seller, threatened against Seller with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

                  (d) all Taxes assessed and due and owing from or against Seller on or before the Closing Date (including, but not limited to, ad valorem Taxes relating to any property of Seller) have been timely paid in full on or before the Closing Date;

                  (e) all withholding Tax, Tax deposit and estimated Tax payment requirements imposed on Seller for any and all periods ending on or before the Closing Date, or through and including the Closing Date for periods that have not ended on or before the Closing Date, have been satisfied in full on or before the Closing Date or reserves adequate for the payment of such withholding, deposit and estimated Taxes have been established in the financial statements of Seller on or before the Closing Date; and

                  (f) the financial statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof.

         4.7 Employee Matters. Schedule 4.7 sets forth a true and complete list of the names of, and current annual compensation paid by Seller to each employee of Seller utilized in connection with the operation of the Business. Seller has not, within the last five years, had or been threatened with any union activities, work stoppages or other labor trouble with respect to its employees. There are no collective bargaining or other labor union agreements to which Seller is a party or by which it is bound. To the best of Seller's knowledge, at the date hereof, there are no disputes with employees in general to which Seller is a party. At the date hereof, there are no strikes, slowdowns or picketing against Seller. At the date hereof, Seller has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. Other than wage increases in the ordinary course of business and except as set forth on Schedule 4.7, since the Balance Sheet Date Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Seller.

         4.8 Contracts and Agreements. Schedule 4.8, together with Schedule 2.1(p), sets forth a true and complete list of and briefly describes all of the following contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral, that relate to the Assets, the Real Property, the Grand Rapids Property, the Ellsworth Property and the Business (including all amendments, supplements and modifications thereto):

                  (a) all contracts, agreements or commitments in respect of the sale of products or services or the purchase of raw materials, supplies or other products or utilities;

                  (b) all offers, tenders or the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both;

                  (c) all sales, agency or distributorship agreements or franchises or legally enforceable commitments or obligations with respect thereto;

                  (d) all collective bargaining agreements, union agreements, employment agreements, consulting agreements or agreements providing for the services of an independent contractor;

                  (e) all profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of Seller;

                  (f) all loan or credit agreements, indentures, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements relating to or affecting the Assets or the Business;

                  (g) all leases related to the Assets, the Business, the Real Property, the Ellsworth Property, or the Grand Rapids Property;

                  (h) all performance bonds, bid bonds, surety bonds and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties;

                  (i) all consent decrees and other judgments, decrees or orders, settlement agreements and agreements relating to competitive activities, requiring or prohibiting any future action;

                  (j) all contracts or agreements of any nature with Seller, or any Affiliate of Seller or Shareholders; and

                  (k) all contracts, commitments and agreements entered into outside the ordinary course of the operation of the Business.

All of such contracts, agreements, leases, licenses, plans, arrangements, and commitments and all other such items included in the Assets but not specifically described above (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by Seller, or, to the Best Knowledge of Seller, by any other party to the Contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by Seller, or, to the Best Knowledge of Seller, by any other party to the Contracts, and the Contracts will not be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. Seller is not obligated to pay any liquidated damages under any of the contracts, agreements, indentures, leases or other instruments described in Schedule 4.8 hereto and Seller is not aware of any facts or circumstances that could reasonably be expected to result in an obligation of Seller to pay any such liquidated damages. To the Best Knowledge of Seller there is no reason why any of the Contracts (i) will result in a loss to Purchaser on completion by performance or (ii) cannot readily be fulfilled or performed by Purchaser with the Assets on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts listed in Schedule 4.8 have been delivered by Seller to Purchaser, and such copies and/or descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. After reviewing the Contracts described on Schedule 4.8, the Purchaser may, at its sole option, choose to assume one or more of such Contracts, and, within twenty (20) days of receipt by Purchaser of all information reasonably requested by Purchaser with respect to such Contracts, Purchaser shall notify Seller of which Contracts, if any, Purchaser intends to assume hereunder. Except for Contracts, if any, that Purchaser notifies Seller (in writing) that it will assume, all of the Contracts described on Schedule 4.8 (but not including any other Contracts, including the Contracts on Schedule 2.1(p)) shall remain the sole obligation of Seller and shall not be assumed by Purchaser, and Purchaser shall have no obligation or liability with respect thereto.

         4.9 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the

Articles of Incorporation or other charter documents or bylaws of Seller; (b) result in any violation of any Governmental Requirement applicable to Seller, the Assets or the Business; (c) conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an Encumbrance pursuant to, or cause or permit the acceleration prior to maturity or "put" right with respect to, any obligation under, any contract, indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which Seller is a party or to which any of the Assets are subject; (d) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to accelerate or terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business; and (e) require (to the Best of Seller's Knowledge) notice to or the consent, authorization, approval, clearance, waiver or order of any Person (except as may be contemplated by the last sentence of Section 4.8). To the Best Knowledge of Seller, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. To the Best of Seller's Knowledge, the execution, delivery and performance of this Agreement by Seller will not result in the loss of any material governmental license, franchise or permit possessed by Seller.

         4.10 Properties, Assets and Leasehold Estates. Seller owns or has the right to use (pursuant to a valid lease or license disclosed on Schedule 4.8) all operating assets and properties necessary for Seller to conduct the Business in the manner presently conducted by Seller, and all of such operating assets and properties (or, in the case of leased assets, the leases covering such assets) are included in the Assets. Seller has good, marketable title to all the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever and, with respect to the Real Property, each of the owners thereof identified on Schedule 4.10 has good, marketable and indefeasible title in fee simple, free and clear of all restrictions, liens, leases, encumbrances, rights-of-way, easements, encroachments, exceptions, and other matters affecting title, except for the Permitted Exceptions. Neither Seller nor (to the Best of Seller's Knowledge) the Grand Rapids Landlord nor the Ellsworth Landlord are currently in default of any of their respective obligations under the Grand Rapids Lease and the Ellsworth Lease, and each such lease is now and at Closing will be in full force and effect in accordance with its terms. The plants, structures, equipment, vehicles and other tangible properties included in the Assets, the Real Property and the tangible property leased by Seller under the Grand Rapids Lease and the Ellsworth Lease and other leases included in the Assets, are in good operating condition and repair, normal wear and tear excepted, and are capable of being used for their intended purpose in the Business as now conducted. The Assets include all existing warranties and service contracts with respect to any of the Assets, the Real Property, the Ellsworth Property and the Grand Rapids Property to the extent the same are capable of being assigned to Purchaser. During the past two years, there has not been any significant interruption of the Business due to the breakdown or inadequate maintenance of any of the Assets. To the Best of Seller's Knowledge, all plants, structures, equipment, vehicles and other tangible properties included in the Assets, the Real Property, the Ellsworth Property and the Grand Rapids Property and the present use of all such items, conform to all applicable Governmental Requirements, and no notice of any violation of any such Governmental Requirements relating to such assets or their use has been received by Seller. The Assets include all easements, rights of ingress and egress, and utilities and services necessary for the conduct of the Business.

         4.11 Intangible Property. Schedule 4.11 is a list and description of all material patents, trademarks, service marks, trade names, and copyrights and applications therefor owned by or registered in the name of Seller or in which Seller has any right, license or interest. Except for Seller's agreements with John Deere and the agreements listed on Schedule 4.11, Seller is not a party to any license agreements, either as licensor or licensee, with respect to any patents, trademarks, service marks, trade names, or copyrights or applications therefor. To the Best of Seller's Knowledge, Seller has good and indefeasible title to or the right to use such assets and all inventions, processes, designs, formulae, trade secrets, and know-how necessary for the conduct of its business, without the payment of any royalty or similar payment. To the Best of Seller's Knowledge, Seller is not infringing any patent, trademark, service mark, trade name, or copyright of others, and Seller is not aware of any infringement by others of any such rights owned by Seller.

         4.12 Suits, Actions and Claims. Except as set forth in Schedule 4.12,
(a) there are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which Seller is engaged or which are pending or, to the Best Knowledge of Seller, threatened against or affecting Seller or any of its properties, assets or business, or to which Seller is or might become a party, or which question the validity or legality of the transactions contemplated hereby, (b) no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and
(c) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller or any of its properties, assets or business. Without limiting the foregoing, Seller does not have any Best Knowledge of any state of facts or the occurrence of any event forming the basis of any present or potential claim against Seller.

         4.13 Licenses and Permits; Compliance With Governmental Requirements. To the Best of Seller's Knowledge and except as set forth in Schedule 4.13 hereto, Seller has all material federal, state, local and foreign governmental licenses and permits necessary to the conduct of the operations of Seller's Business as currently conducted, such licenses and permits are in full force and effect, no material violations currently exist in respect of any thereof and no proceeding is pending or, threatened to revoke or limit any thereof. Schedule
4.13 hereto contains a true, complete and accurate list of (a) all such governmental licenses and permits, (b) all consents, orders, decrees and other compliance agreements under which Seller is operating or bound, copies of all of which have been furnished to Purchaser, and (c) all material governmental licenses and permits applied for but not yet received by Seller. Seller has not received and is not aware of any reports of inspections under the United States Occupational Safety and Health Act, or under any other applicable federal, state or local health and safety laws and regulations relating to Seller, the Assets or the operation of Seller's Business. Seller has not received any notice that there are safety, health, anti-competitive or discrimination claims that have been made or are pending or, to the Best Knowledge of Seller, that are threatened relating to the business or employment practices of Seller. To the Best Knowledge of Seller, Seller has complied with all Governmental Requirements applicable to its business and all Governmental Requirements with respect to the distribution and sale of products and services by it.

         4.14 Authorization. As of the Closing, the Seller shall have full legal right, power, and authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by them. As of the Closing, the execution and delivery of this Agreement by Seller and each of the Shareholders and the performance by Seller and each of the Shareholders of the transactions contemplated herein shall have been duly and validly authorized by all requisite corporate action of Seller and by each Shareholder, and this Agreement shall have been duly and validly executed and delivered by Seller and by each Shareholder and shall be the legal, valid and binding obligation of each of them, enforceable against Seller and each of the Shareholders in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting principles of equity.

         4.15 Records. To the Best of Seller's Knowledge, the books, records and minutes kept by Seller with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements, quotations, correspondence, route sheets and historic revenue data of Seller, have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement or by generally accepted accounting principles, and such books, records and minutes are true, accurate and complete and (except for corporate minute books and stock records) are included in the Assets.

         4.16 Environmental Protection Laws. Except as described on Schedule
4.16:

                  (a) To the Best Knowledge of Seller, Seller and each of the respective owners of the Real Property, as applicable, have at all times operated the Real Property, Grand Rapids Property, Ellsworth Property, Assets and Business in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Authority, and are not currently operating or required to be operating the Assets, the Business, the Real Property, the Ellsworth Property, or the Grand Rapids Property under any compliance order, decree or agreement; any consent decree, order or agreement; and/or any corrective action decree, order or agreement issued by or entered into with any Governmental Authority under any Environmental Law.

                  (b) There are no existing, pending or, to the Best Knowledge of Seller, threatened actions, suits, claims, or to the Best Knowledge of Seller, investigations, inquiries or proceedings by or before any court or any other Governmental Authority directed against the Real Property, Grand Rapids Property, Ellsworth Property, Assets or Business which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations of any Environmental Law,
         (iii) personal injury or property damage claims relating to the release of chemicals or Hazardous Materials or (iv) response, removal or remedial costs under CERCLA or any similar state law, and there is not any Environmental Condition on or at the Real Property, Grand Rapids Property, Ellsworth Property, or any other matter on or connected with the Assets that would cause the imposition on Purchaser of Environmental Liabilities if such Environmental Condition or other matter were disclosed to Governmental Authorities.

                  (c) To the Best of Seller's Knowledge, all notices, Environmental Permits, licenses or similar authorizations required to be obtained or filed by Seller under all applicable Environmental Laws in connection with its current and previous operation or use of the Real Property, Grand Rapids Property, Ellsworth Property and Assets, or the current and previous conduct of the Business have been duly obtained or filed and are in full force and effect.

                  (d) Seller has not received notice that any Environmental Permit, license or similar authorization is to be revoked or suspended by any Governmental Authority.

                  (e) There are no underground storage tanks on the Real Property, the Ellsworth Property or the Grand Rapids Property. To the best knowledge of Seller and each of the Shareholders, there have never been any underground storage tanks on the Real Property, the Ellsworth Property or the Grand Rapids Property.

                  (f) To the Best Knowledge of Seller, no portion of the Real Property, the Ellsworth Property or Grand Rapids Property is part of a Superfund site under CERCLA or any similar ranking or listing under any similar state law.

                  (g) To the Best Knowledge of Seller and each of the Shareholders, all Hazardous Materials generated in connection with the operation of the Business have been transported, stored, treated and disposed of by carriers, storage, treatment and disposal facilities authorized and maintaining valid permits under all applicable Environmental Laws, and no Hazardous Materials have been dumped, landfilled, stored, located or disposed of on the Real Property, the Ellsworth Property or the Grand Rapids Property.

                  (h) To the Best Knowledge of Seller and each of the Shareholders, no Person has disposed or released any Hazardous Materials on or under the Real Property, the Ellsworth Property or the Grand Rapids Property and Seller has not disposed or released Hazardous Materials on or under the Real Property, Ellsworth Property, Grand Rapids Property, Assets or Business except in compliance with all Environmental Laws, and there has not been, in respect to the Assets, any emission (other than steam or water vapor) into the atmosphere or any discharge, direct or indirect, of any pollutants into the waters of the State of Michigan or the United States of America other than domestic sewage discharged into a publicly owned treatment facility.

                  (i) To the Best Knowledge of Seller, no facts or circumstances exist which could reasonably be expected to result in any liability to any Person with respect to the Real Property, Grand Rapids Property, Ellsworth Property, Business or Assets in connection with (i) any release, transportation or disposal of any Hazardous Materials, hazardous substance or solid waste or (ii) action taken or omitted that was not in full compliance with or was in violation of, any applicable Environmental Law.

         4.17 Brokers and Finders. No broker or finder has acted for Seller or any of the Shareholders in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any of the Shareholders.

         4.18 Deposits. Seller does not now hold any deposits or prepayments by third parties with respect to any of the Assets or the Business ("Deposits") which are not reflected as liabilities on the Reference Balance Sheet or on
Schedule 4.18. If Seller holds any Deposits as of the Closing Date, Purchaser will be given credit against the Purchase Price for the amount of any such Deposits pursuant to Article 21 hereof.

         4.19 Work Orders. There are no outstanding work orders or contracts relating to any portion of the Assets, Real Property, Ellsworth Property, or Grand Rapids Property from or required by any policy of insurance, fire department, sanitation department, health authority or other governmental authority nor, to the Best of Seller's Knowledge, is there any matter under discussion with any such parties or authorities relating to work orders or contracts.

         4.20 Telephone Numbers. Seller will use its best efforts to transfer all telephone numbers used by Seller in connection with the Business to Purchaser.

         4.21 No Royalties. No royalty or similar item or amount is being paid or, to the Best of Seller's Knowledge, is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets.

         4.22 Insurance. Schedule 4.22 hereto sets forth all existing insurance policies held by Seller relating to the Business, the Assets, the Real Property, the Ellsworth Property, the Grand Rapids Property, the Improvements and all employees or agents of Seller. Each such policy is in full force and effect and is with insurance carriers believed by Seller to be responsible. To the Best of Seller's Knowledge, there is no dispute with respect to such policies, and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Reference Balance Sheet. To the Best of Seller's Knowledge, all retroactive premium adjustments for any period ended on or before June 1, 1997, under any worker's compensation policy or any other insurance policies of Seller have been recorded in accordance with generally accepted accounting principles and are reflected in the Reference Balance Sheet. To the Best of Seller's Knowledge and except for such policies which are identified as such on Schedule 4.22, none of such policies will terminate as a result of the transactions contemplated by this Agreement.

         4.23 Warranties and Product Liability.

              (a) Except for warranties implied by law, Seller has not given or made any warranties in connection with the sale or rental of goods or services in connection with the operation of the Business, including, without limitation, warranties covering the customer's consequential damages. To the Best of Seller's Knowledge, there is no state of facts or occurrence of any event forming the reasonable basis of any present claim against Seller with respect to warranties in connection with the operation of the Business relating to products, sold or distributed by Seller or services performed by or on behalf of Seller in connection with the operation of the Business that could reasonably be expected to materially exceed the reserves therefor.

              (b) To the Best of Seller's Knowledge, there is no state of facts or any event forming the reasonable basis of any present claim against Seller in connection with the operation of the Business not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of Seller in connection with the operation of the Business.

         4.24 No Untrue Statements. To the Best of Seller's Knowledge, the statements, representations and warranties of Seller set forth in this Agreement and the Schedules and in all other documents and information furnished to Purchaser and its representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading. To the Best Knowledge of Seller, there is no fact or matter that is not disclosed to Purchaser in this Agreement or the Schedules that materially and adversely affects or, so far as Seller can now reasonably foresee, could materially and adversely affect the condition (financial or otherwise) of any of the Assets or the Business or the ability of Seller or any of the Shareholders to perform their respective obligations under this Agreement.

         4.25 Shareholders' Representations and Warranties. The Shareholders hereby jointly and severally represent and warrant to the Rush Parties as follows:

                  (a) Due Authorization. Each Shareholder has full power and authority to execute and deliver this Agreement and the agreement contemplated herein and to perform his obligations hereunder and thereunder. Each Shareholder has duly executed this Agreement, and this Agreement is, and each other agreement contemplated hereby to which he will be a party will be, upon execution and delivery thereof by him, his legal, valid and binding obligation, enforceable against him in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

                  (b) No Conflict. Neither Shareholders' execution and delivery of this Agreement or the agreements contemplated herein nor the consummation of the transactions contemplated hereby or thereby by him will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which he is a party or by which he (or any of his assets or properties) is bound; or (ii) require him to obtain any authorization, consent, approval or waiver from, to give notification to, or to make any filing with, any Governmental Authority, or to obtain the approval or consent of any other Person.

                  (c) Brokers. Neither Shareholder has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

                  (d) Seller's authorized capital stock consists of 250,000 shares of Common Stock, of which 54,796 shares are issued and outstanding and are owned of record and beneficially as set forth on
         Schedule 4.25, free and clear of all liens, Encumbrances or other obligations. All of the outstanding shares of capital stock of Seller have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating Seller (a) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Seller or any securities or obligations convertible into or exchangeable for such shares or (b) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding described in clause (a) above.

         5. REPRESENTATIONS AND WARRANTIES OF THE RUSH PARTIES. The Rush Parties represent and warrant to Seller and the Shareholders as follows:

         5.1 Incorporation. Each of the Rush Parties is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

         5.2 Authorization. Each of the Rush Parties has full legal right and corporate power to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly executed and delivered by each of the Rush Parties and is a legal, valid and binding obligation of each of them enforceable in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other laws affecting generally the rights of creditors or by principles of equity.

         5.3 Brokers and Finders. No broker or finder has acted for either of the Rush Parties in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Rush Parties.

         5.4 No Violation of Laws of Agreements. The execution, delivery and performance of this Agreement and/or the transactions contemplated by this Agreement by each of the Rush Parties does not (a) violate any provision of applicable law, (b) violate any judgment, order, writ or decree of any court or other tribunal applicable to either or both of the Rush Parties, (c) violate any of the provisions of the Articles of Incorporation or the By-Laws of the Rush Parties, of (d) constitute a default under any material agreement, bond, note or indenture by which the Rush Parties or any of their properties or assets are bound.

         6. NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF THE PARTIES. All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Seller, any of the Shareholders or the Rush Parties, as the case may be, pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder of Seller, each Shareholder or the Rush Parties, as the case may be. All indemnifications, guarantees, covenants, agreements, representations and warranties made by any party hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing regardless of any investigation at any time made by or on behalf of any other party.

         7. CONTRACTS PRIOR TO THE CLOSING DATE.

         7.1 Approval of Contracts. Other than contracts entered into in the ordinary course of business, none of which are materially adverse to the transaction to which it relates, Seller shall not enter into or amend any contracts related to the Business, the Assets, the Real Property, the Ellsworth Property or the Grand Rapids Property between the date hereof and the Closing Date unless approved in writing by Purchaser. Seller will provide all information requested by Purchaser relating to each such contract or amendment to enable Purchaser to make an informed decision regarding approval of such contract or amendment.

         7.2 Contracts Included in Assets. Any contracts, agreements or commitments (or amendments to such items) related to the Business, the Assets, the Real Property, the Ellsworth Property or the Grand Rapids Property that are entered into by Seller between the date hereof and the Closing Date and are approved in writing by Purchaser (after review of true, correct and accurate copies of such items) shall be included in the Assets (with no addition to the Purchase Price) and shall be assumed by Purchaser pursuant to Section 3.2.

         8. COVENANTS OF SELLER PRIOR TO CLOSING DATE. Seller hereby covenants and agrees that between the date of this Agreement and the Closing Date:

         8.1 Access to Information. Seller shall afford to the officers and authorized representatives of the Rush Parties access to the facilities, properties, books and records of

Seller related to the Assets, the Business, the Real Property, the Ellsworth Property and the Grand Rapids Property and shall furnish the Rush Parties with such financial and operating data and other information regarding the Assets, the Business, the Real Property and the Grand Rapids Property and as Purchaser may from time to time reasonably request.

         8.2 General Affirmative Covenants. Seller shall:

                  (a) conduct the Business only in the ordinary course;

                  (b) maintain the Assets and the Improvements in good working order and condition, ordinary wear and tear excepted;

                  (c) perform all its obligations under agreements relating to or affecting the Assets the Real Property, the Grand Rapids Property, the Ellsworth Property or the Business (including, without limitation, the Grand Rapids Lease and the Ellsworth Lease);

                  (d) keep in full force and effect adequate insurance coverage on the Assets the Improvements and the operation of the Business;

                  (e) use its best efforts to maintain and preserve the Business, and retain its present employees, customers, suppliers and others having business relations with it;

                  (f) duly and timely file all reports or returns required to be filed with any Governmental Authority, and promptly pay all Taxes levied or assessed upon it or its properties, upon any part thereof or upon its Shareholders as the result of the Seller's election to be taxed as an "S" corporation under the Code;

                  (g) duly observe and conform to all Governmental Requirements relating to the Assets or its properties, the Real Property, the Ellsworth Property and the Grand Rapids Property or to the operation and conduct of its Business and all covenants, terms and conditions upon or under which any of its properties are held;

                  (h) remove and have released, by payment or otherwise, all liens and encumbrances of any nature whatsoever on the Assets, the Real Property, the Ellsworth Property and the Grand Rapids Property (except for liens and encumbrances, if any, specifically assumed by Purchaser pursuant to this Agreement or permitted under the Leases, the New Ellsworth Lease or the Grand Rapids Lease, as applicable);

                  (i) duly and timely take all actions necessary to carry out the transactions contemplated hereby;

                  (j) deliver to Purchaser on or before the 15th day of each month true and correct unaudited monthly balance sheets and statements of income for the Business for the immediately preceding month;

                  (k) deliver to Purchaser on or before the Closing Date a true and correct audited annual balance sheet, statement of income and statement of changes in financial position for the year ended March 31, 1998, together with any additional financial information reasonably requested by Purchaser to allow Purchaser to timely comply with its reporting requirements under the Exchange Act, all in form and substance sufficient to allow Purchaser to timely comply with such reporting requirements;

                  (l) preserve and maintain the goodwill of the Business; and

                  (m) cause the book value of the used, rental, leased and "rent to own" construction machinery equipment, and all used attachment inventory of Seller to be at least $2,300,000 and to purchase and sell such equipment and inventory only in accordance with past practice.

         8.3 General Negative Covenants. Seller shall not take any of the following actions without the prior written consent of Purchaser:

                  (a) entering into or amending or assuming any contract, agreement, obligation, lease, license or commitment related to the Business, the Real Property, the Ellsworth Property, the Grand Rapids Property or the Assets (or of a type included in the Assets) other than in accordance with the provisions of Section 7.1;

                  (b) entering into or amending or assuming any mortgage, pledge, conditional sale or other title retention agreement, lien, encumbrance or charge of any kind upon any of the Assets, the Real Property, the Ellsworth Property, the Grand Rapids Property, or selling, leasing, abandoning or otherwise disposing of any of the Assets, the Real Property, the Ellsworth Property, or the Grand Rapids Property, including, but not limited to, real property, machinery, equipment or other operating properties;

                  (c) engaging in any activities or transactions that might adversely affect the Assets, the Real Property, the Ellsworth Property, the Grand Rapids Property or the Business; or

                  (d) increasing the compensation of any officer or employee of Seller, other than normal compensation adjustments in the ordinary course of the Business consistent with past practice.

         8.4 Disclosure of Misrepresentations and Breaches. If any of the representations or warranties of Seller or any of the Shareholders hereunder are determined by Seller or any of the Shareholders to have been incorrect when made, or are determined by Seller or any of the Shareholders to be incorrect as of any date subsequent to the date hereof, or if any of the covenants of Seller and each of the Shareholders contained in this Agreement have not been complied with timely, then Seller or the Shareholders, as the case may be, shall immediately notify Purchaser to such effect (provided that such notice shall in no way limit the rights of Purchaser (a) under Articles 10 and 18 to terminate this Agreement or refuse to consummate the transactions contemplated hereby or
(b) to enforce any rights or remedies it may have hereunder).

         8.5 Government Filings. Seller and the Shareholders shall cooperate with Purchaser and their representatives in the preparation of any documents or other material that may be required by any Governmental Authority in connection with the Assets or the Business or the transactions contemplated hereby, including, but not limited to, any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

         8.6 Access to and Inspection of Premises, Facilities and Equipment. Seller shall afford to the officers and authorized representatives of Purchaser access to the Real Property, the Ellsworth Property, the Grand Rapids Property and all other premises, facilities and tangible assets included in the Assets for the purpose of inspecting such premises, facilities and equipment in such manner as Purchaser shall deem appropriate, including, but not limited to, an environmental inspection and audit. To the extent the consent of any owner of any parcel of the Real Property, the Ellsworth Landlord or the Grand Rapids Landlord is required for such access, Seller has heretofore obtained or will obtain the same and agrees to indemnify the Rush Parties and their agents, officers, employees, contractors, consultants and representatives against any and all claims, demands or suits against any of such persons by the owners of any parcel of the Real Property, the Ellsworth Landlord or the Grand Rapids Landlord in connection with such access or the exercise of any of Seller's or Purchaser's rights under this agreement, except to the extent such claims, demands or suits arise out of the negligence or intentional misconduct of the indemnified parties. If upon completion of such inspection the Rush Parties find any conditions which the Rush Parties, in their sole discretion, consider to be unacceptable, the Rush Parties may, in addition to their rights to terminate this Agreement pursuant to Articles 10 and 18, delay the Closing under Article 2 up to and including the earlier of (a) ten days after remedy of the condition to the Rush Parties' satisfaction, or (b) October 31, 1998.

         9.  COVENANTS REGARDING THE CLOSING AND POST-CLOSING.

         9.1 Covenants of Seller. (a) Seller and each Shareholder hereby covenant and agree that they shall each (i) use commercially reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use commercially reasonable efforts to cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (iv) deliver to Purchaser at the Closing the certificates, updated lists, opinion of counsel, notices, consents, authorizations, approvals, agreements, leases, transfer documents, receipts, and amendments contemplated by Article 10 (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate, provided that if any of such additions or exceptions cause any of the conditions to Purchaser's obligations hereunder as set forth in Article 10 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Purchaser under Articles 10 and 18 to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

             (b) To the extent Seller receives any funds or other assets in connection with the Assets being sold to Purchaser pursuant hereto, Seller shall immediately deliver such funds and assets to Purchaser and take all steps necessary to vest title to such funds and assets in Purchaser. Seller hereby designates Purchaser and its officers as Seller's true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Purchaser any checks, notes or other documents included in the Assets or received by Purchaser in payment of or in substitution or exchange for any of the Assets. Seller hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to Purchaser from time to time any documents or instruments reasonably requested by Purchaser to evidence such power of attorney.

         9.2 Covenants of Shareholders. For a period of 18 calendar months following the Closing Date, the Shareholders shall cause Seller to maintain cash and prepaid amounts to the Internal Revenue Service in the aggregate amount of at least $1.5 million and the cash surrender value of all life insurance policies currently owned by Seller, to retain its ownership interest in Maple Creek Golf Course, LLC, and not to incur any indebtedness from and after the Closing other than indebtedness incurred in connection with any existing recourse obligation, guaranty or any Contract described on Schedule 4.8.

         9.3 Covenants of the Rush Parties. (a) Each of the Rush Parties hereby covenants and agrees that it shall (a) use commercially reasonable efforts to cause all of its representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (b) use commercially reasonable efforts to cause all of its obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (c) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date (provided that failure by the Rush Parties to comply with a second requirement for information under the HSR Act or to comply with any requested divestiture of assets or to enter into any consent or similar order or agreement shall not constitute a failure of the Rush Parties to use commercially reasonable efforts), and (d) deliver to Seller at the Closing the certificate contemplated by Article 11 (with such additions or exceptions to such certificate as are necessary to make the statements set forth in such certificate accurate, provided that if any of such additions or exceptions cause any of the conditions to Seller's obligations hereunder as set forth in Article 11 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Seller under Articles 11 and 18 to terminate this Agreement or to refuse to consummate the transactions contemplated hereby).

             (b) In the event Seller repurchases any equipment or machinery covered by a repurchase obligation referred to in Section 3.2(j) and listed on
Schedule 2.1(p) and thereafter elects to have repairs made to such equipment and machinery before selling or disposing of such equipment and machinery, the Rush Parties shall make all such repairs in consideration for the actual cost of such repairs plus the intercompany labor rate of the Rush Parties.

         9.4 HSR Act. The parties will prepare and file the notification, if any, required to be filed by them under the HSR Act with respect to the transactions contemplated by this Agreement, will request early termination prior to the Closing Date of the statutory waiting period prescribed by the HSR Act, and will use commercially reasonable efforts to respond to any inquiry made by the Federal Trade Commission or the Antitrust Division of the Department of Justice regarding such notification; provided that the parties will respond to any request for information only if and to the extent requested by the Rush Parties, in their sole discretion.

         9.5 Inventory Audit. Within five days prior to Closing, Seller and the Rush Parties shall each appoint one or more representatives knowledgeable in the equipment business, and shall cause such representatives to conduct an audit (in accordance with generally accepted accounting principles, consistently applied) of the inventory of the Assets as of the Closing Date. Each party shall bear their cost of conducting such audit.

         10. CONDITIONS TO OBLIGATIONS OF THE RUSH PARTIES. The obligations of the Rush Parties hereunder are, at the option of the Rush Parties, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by the Rush Parties, in their sole discretion):

         10.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The representations and warranties of Seller and each of the Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Each and all of the agreements and covenants of Seller and each of the Shareholders, respectively, to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed. Seller and each of the Shareholders shall have delivered to the Rush Parties a certificate dated the Closing Date and executed by Seller and each of the Shareholders, as the case may be, to all such effects.

         10.2 Financial Information. Seller shall have provided to the Rush Parties at Closing all financial information of Seller in the format required in connection with the filing of financial information of Seller with Rush's Current Report on Form 8-K under the Exchange Act required in connection with Purchaser's acquisition of the Business.

         10.3 No Governmental Actions. No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and Seller shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller stating it has no Best Knowledge of any such items. No Governmental Authority shall have taken any other action as a result of which the management of the Rush Parties reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

         10.4 No Adverse Change. No adverse change in the Business shall have occurred, and no loss or damage to any of the Assets, whether or not covered by insurance, shall have occurred since the Balance Sheet Date, and Seller shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller to all such effects.

         10.5 Update of Contracts. Seller shall have delivered to the Rush Parties an accurate list, as of the Closing Date, showing (a) all agreements, contracts and commitments of the type listed on Schedule 4.8 entered into since the date of this Agreement (including, but not limited to, amendments, if any, to the items listed on Schedule 4.8), and (b) all other agreements, contracts and commitments related to the Business or the Assets entered into since the date of this Agreement, together with true, complete and accurate copies of all documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the items on the list (the "New Contracts"). The Rush Parties shall have the opportunity to review the New Contracts, and shall have the right to delay the Closing for up to five days if the Rush Parties in their sole discretion deem such a delay necessary to enable them to adequately review the New Contracts. All of the New Contracts that are approved in writing by the Rush Parties prior to the Closing, as it may be delayed, (whether such approval by the Rush Parties is given before or after Seller executes the New Contract) shall be included in the Assets (with no addition to the Purchase Price) and the future obligations of Seller thereunder shall be assumed by Purchaser pursuant to Section 3.2. Any New Contracts that are not approved in writing by the Rush Parties prior to the Closing, as it may be delayed, shall remain the sole obligation of Seller and shall not be assumed by Purchaser, and Purchaser shall have no obligation or liability with respect thereto.

         10.6 Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel to the Rush Parties.

         10.7 No Material Adverse Information. The investigations with respect to Seller, the Assets and the Business, performed by the Rush Parties' professional advisors and other representatives shall not have revealed any material adverse information concerning Seller, the

Assets or the Business that has not been made known to the Rush Parties in writing prior to the date of this Agreement.

         10.8 Notices and Consents. No notice to or consent, authorization, approval or order of any Person shall be required for the consummation of the transactions contemplated by this Agreement (except for notices that have been duly and timely given and consents, authorizations and approvals that have been obtained), and Seller shall have delivered to the Rush Parties a certificate dated the Closing Date and executed by Seller to such effect. True and correct copies of all required notices, consents, authorizations and approvals shall have been delivered to the Rush Parties and shall be satisfactory in form and substance to the Rush Parties and their counsel.

         10.9 Lease Arrangements. Purchaser shall have entered into Lease Agreements with the owners of the Real Property and the Ellsworth Landlord for each of the parcels of real property comprising the Real Property and the Ellsworth Property, respectively, in the forms attached hereto as Exhibit D-1 and subject to the location-specific rent rates and other business terms set forth in Exhibit D-2 attached hereto. All such lease agreements covering the Real Property are herein referred to individually as a "Lease" and collectively as the "Leases". Such new Lease Agreement covering the Ellsworth Property is referred to herein as the "New Ellsworth Lease". In addition, the owners of the Real Property, the Grand Rapids Landlord and the Ellsworth Landlord shall have obtained the signatures of all mortgagees of the Real Property, the Grand Rapids Property and the Ellsworth Property (as applicable) on the Subordination, Non-disturbance and Attornment Agreements in substantially the form incorporated into the Lease Agreement attached hereto as Exhibit D-1. In addition Rush shall execute a Lease Guaranty Agreement in favor of each of the Landlords under the Leases in the form attached hereto as Exhibit D-1.

         10.10 Corporate Approval. Seller shall have taken or caused to be taken all necessary or desirable actions, steps and corporate proceedings (whether by directors, shareholders or otherwise) to approve and authorize the transfer of the Business and the Assets by Seller to the Rush Parties and the entering into of the Leases and the New Ellsworth Lease by the owners of the Real Property and the Ellsworth Landlord, respectively, and to approve and authorize the execution and delivery of this Agreement by the Seller, the Leases by the owners of the Real Property, and the New Ellsworth Lease by the Ellsworth Landlord, and Seller, the owners of the Real Property and the Ellsworth Landlord, as applicable, shall have delivered to Purchaser at Closing a certificate to all such effects.

         10.11 Transfer and Assignment Documents. Seller shall have delivered to Purchaser all documents reasonably necessary or required to effectively transfer and assign the Business and the Assets to Purchaser (including, without limitation, all required consents), such transfers and assignments to convey good and marketable title to the Assets to Purchaser, free and clear of all liens and encumbrances whatsoever (except for liens, encumbrances and obligations, if any, specifically assumed by Purchaser pursuant to this Agreement), and to be in form and substance reasonably satisfactory to Purchaser and its counsel.

         10.12 Liens Released. Each and every lien or encumbrance of any nature, if any, relating to the Assets shall have been terminated and released and proof thereof delivered to the Purchaser (except for liens and encumbrances, if any, specifically assumed by Purchaser pursuant to this Agreement.

         10.13 Ordinary Course of Business. During the period from the date of this Agreement until Closing, Seller shall have carried on the Business in the ordinary and usual course and the Seller shall have delivered to the Rush Parties at Closing a certificate to that effect.

         10.14 Other Documents. Seller shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as the Rush Parties or their attorneys may have reasonably requested.

         10.15 Dealer License. Purchaser shall have obtained written approval by the appropriate departments or agencies of the State of Michigan to do business as a John Deere dealer in the present territory of Seller's dealership.

         10.16 Inventory Audit. The inventory audit contemplated by Section 9.5 shall have been completed and the results thereof shall be satisfactory to the Rush Parties.

         10.17 Other Records. All original licenses and permits, certificates of occupancy, certificates of compliance, permits, architectural, mechanical, or electrical plans and specifications and surveys relating to the Real Property, the Grand Rapids Property, the Ellsworth Property and the Assets; all studies with respect to the functional aspects of the Real Property, the Grand Rapids Property, the Ellsworth Property and the Assets, including, without limitation, environmental site assessments and reports; soil and compaction tests and flooding studies; all extra promotional brochures, posters, signs and other advertising materials relative to the operation of the Real Property, the Grand Rapids Property, the Ellsworth Property and the Assets; and copies of all other books and records relating to the ownership and operation of the Real Property, the Grand Rapids Property, the Ellsworth Property and the Assets.

         10.18 Keys. Keys to the Improvements shall be delivered to the Purchaser.

         10.19 Government Approvals. All necessary government and regulatory approvals have been obtained, including all necessary approvals under the HSR Act and all waiting periods under the HSR Act shall have expired or been terminated.

         10.20 Employment Agreements. Each of Mark Pirie and Conrad Klooster, Jr., shall have entered into and delivered a fully executed Employment Agreement in substantially the form attached hereto as Exhibit C.

         10.21 Non-Competition Agreements. Each of Mark Pirie, Conrad Klooster, Conrad Klooster, Jr., and James Craig Klooster shall either be subject to the non-competition agreement in Article 15 hereof, or shall have entered into and delivered a fully-executed Non-Competition Agreement in substantially the form of Article 15 hereof.

         10.22 Assignment/Termination of Leases. Seller shall have delivered to Purchaser an executed assignment of Seller's interest in the Grand Rapids Lease and a Landlord's Consent and Estoppel executed by the Grand Rapids Landlord, in form and substance reasonably acceptable to Seller and Purchaser and their respective counsel, and an instrument terminating the Ellsworth Lease executed by Purchaser and the Ellsworth Landlord in form and substance reasonably acceptable to Seller and Purchaser and their respective counsel, wherein the Ellsworth Landlord shall represent and agree that there are no existing defaults or further obligations or liabilities on the part of Sellers in connection with or as a result of the Ellsworth Lease.

         10.23 Leasehold Policies. Seller shall have delivered to Purchaser leasehold policies of title insurance in the form contemplated by Section 22.2 hereof insuring the Purchaser with respect to leasehold interests under the Leases, the Ellsworth Lease and the Grand Rapids Lease.

         10.24 Dealership Agreement. Purchaser and John Deere shall have executed and delivered a dealer sales and service agreement, and ancillary or related agreements, in form and substance satisfactory to Purchaser.

         11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND SHAREHOLDERS. The obligations of Seller and the Shareholders hereunder are, at their option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by Seller and the Shareholders in their sole discretion):

         11.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The representations and warranties of the Rush Parties contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Each of the agreements and covenants of the Rush Parties to be performed on or before the Closing Date shall have been performed. The Rush Parties shall have delivered to Seller a certificate dated the Closing Date and executed by the Rush Parties to all such effects.

         11.2 Delivery of Purchase Price. Purchaser shall have paid to Seller the Purchase Price as required by this Agreement, subject in all respects to the provisions of Article 21 below.

         11.3 Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel to Seller and the Shareholders.

         11.4 Governmental Approvals. All necessary government and regulatory approvals have been obtained, including all necessary approvals under the HSR Act, and required waiting periods under the HSR Act shall have expired or been terminated.

         11.5 Lease Arrangements. Seller and Purchaser shall have entered into the Leases and the New Ellsworth Lease.

         12. SPECIAL CLOSING AND POST-CLOSING COVENANTS.

         12.1 Change of Name. Immediately upon the occurrence of the Closing, Seller and the Shareholders shall cease using the name "John Deere," "Klooster," "Klooster Equipment," and "Stihl" and all derivations thereof. Seller covenants and agrees that after the Closing they will not, directly or indirectly, use the name "John Deere," "Klooster," "Klooster Equipment," "Stihl" or any derivation thereof in connection with any business enterprise.

         12.2 Exchange Act Filing; Cooperation. After the Closing, Seller shall reasonably cooperate with and provide information to the Rush Parties as is necessary for the Rush Parties to comply with its reporting obligations under the Exchange Act.

         13. INDEMNITY BY SELLER AND THE SHAREHOLDERS.

         13.1 Indemnification by Seller. Seller agrees to indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party (collectively, "General Losses"), arising out of or resulting from or relating to any misrepresentation, breach of warranty, representation or breach of any covenant, commitment or agreement made or undertaken by Seller.

         13.2 Indemnification by Shareholders. The Shareholders, agree to jointly and severally indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party, arising out of or resulting from or relating to any misrepresentation, breach of warranty or breach of any covenant, commitment or agreement made or undertaken by any of the Shareholders in this Agreement.

         13.3 Environmental Indemnification. Seller agrees to indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Environmental Liabilities which may now or in the future be paid, incurred or suffered by or asserted against such party, arising out of or resulting from or relating to or in connection with (a) the acts or omissions of Seller, any of the Shareholders or other person or entity on or prior to the Closing Date relating to the Real Property, the Grand Rapids Property, the Ellsworth Property, the Assets or any operations conducted by Seller or on the Real Property, the Ellsworth Property, or the Grand Rapids Property; (b) any violation of Environmental Law occurring or commencing on or prior to the Closing Date and resulting from or related to the Real Property, the Grand Rapids Property, the Ellsworth Property, the Assets or the operations conducted on or with respect to the Real Property, the Ellsworth Property, the Grand Rapids Property, or the Assets; (c) the management, treatment or disposal of any wastes at or from the Real Property, the Ellsworth Property or the Grand Rapids Property on or prior to the Closing Date; (d) the presence or use of any Hazardous Materials at, on or under the Real Property, the Grand Rapids Property or the Ellsworth Property on or prior to the Closing Date; (e) any Environmental Condition existing at or with respect to the Assets, the Real Property, the Ellsworth Property, or the Grand Rapids Property as of the Closing Date; (f) any acts or omissions of Seller or any of the Shareholders, relating to the Real Property, the Ellsworth Property, the Grand Rapids Property, the Assets or the Businesses or any operations conducted on or with the Real Property, the Grand Rapids Property, the Ellsworth Property or the Assets; or (g) any breach by Seller of a representation or warranty contained in
Section 4.16 hereof (collectively, "Environmental Losses"). In clarification of this Section 13.3, and not in limitation thereof, Seller's indemnity of Purchaser hereunder shall include (y) any capital or other expenditures necessary to comply with Environmental Laws, provided such expenditures relate to any Environmental Condition that existed as of the Closing Date, and (z) all fines, penalties and other costs and expenses that arise from or relate to an Environmental Condition that existed as of the Closing Date, including fines, penalties and other costs and expenses that arise from or relate to the continued existence of such Environmental Condition after the Closing Date.

         13.4 Tax Indemnification. Seller agrees to indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party arising out of or resulting from or relating to any Taxes or Tax Returns of Seller for any period, or portion thereof, up to and including the Closing Date (collectively, "Tax Losses").

         13.5 Products Liability and Warranty Indemnification. Seller agrees to indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party arising out of or resulting from or relating to any products manufactured, sold or distributed or services provided by or on behalf of Seller in connection with the Business or Assets on or prior to the Closing Date or with respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by or on behalf of Seller in connection with the Business or Assets on or prior to the Closing Date (collectively, "Product Losses").

         13.6 Maximum Loss. Seller shall not have any liability under this
Article 13 in the event that the aggregate amount of General Losses, Environmental Losses, Tax Losses and Product Losses do not exceed $50,000.

         13.7 Indemnification by the Rush Parties. The Rush Parties jointly and severally agree to indemnify, defend and hold harmless Seller and the Shareholders and Seller's Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against any such party, arising out of or resulting from or relating to any misrepresentation, breach of warranty or breach of any covenant, commitment or agreement made or undertaken by the Rush Parties in this Agreement.

         13.8 Procedure. All claims for indemnification or payment under this
Article 13 shall be asserted and resolved as follows:

                  (a) An Indemnitee shall promptly give the Indemnitor written notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement (an "Indemnification Event"), stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such written notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period and except that an Indemnitor shall not have any liability under this Article 13 in the event such written notice is not given under within 18 months following the Closing Date.

                  (b) The obligations and liabilities of an Indemnitor under this Article 13 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this
         Article 13 ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third-Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third-Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third-Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. Subject to the condition that written notice be delivered prior to the expiration of one year after the Closing Date, failure to provide such written notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period. In the event the Indemnitor assumes the defense against any such Third-Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third-Party Claim, the Indemnitor shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. The Indemnitor understands that if such Third-Party Claim results in an obligation to indemnify hereunder, Damages shall include all reasonable costs and expenses of such defense. Except for the settlement of a Third-Party Claim that involves the payment of money only and for which the Indemnitor has provided written objection to Indemnitee under Section 13.8(c), no Third-Party Claim may be settled without the written consent of the Indemnitee. Written notice of any proposed settlement of any such claim and the material terms thereof shall be delivered by Indemnitee to Indemnitor at least five Business Days prior to any settlement of any such claim.

                  (c) If a claim for indemnity is provided pursuant to this
         Article 13 by an Indemnitee and the Indemnitor does not pay such claim or object to such claim within 20 Business Days after written notice is received by the Indemnitor, such claim shall be deemed agreed to by the Indemnitor. If the Indemnitor shall object to such claim, a written notice of such objection setting forth in reasonable detail the basis for such objection shall be provided to the Indemnitee and such dispute shall be resolved in accordance with Section 24.12 hereof. In addition, if the claim shall have been determined to have been a valid claim, Damages shall include interest at the prime rate as quoted from time to time by The Frost National Bank from the date the claim is first made until fully paid.

         13.9 Payment. Payment of any amounts due pursuant to this Article 13 shall be made within ten Business Days after final adjudication of such claim and after written notice is sent by the Indemnitee.

         13.10 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article 13 and the Indemnitor shall refuse or fail to pay in full within 20 Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee shall proceed in accordance with the arbitration provisions of Section 24.12 hereof; provided, however, that in the case of indemnification for a Third-Party Claim, such matter need not be resolved by arbitration until the underlying Third-Party Claim is finally resolved.

         13.11 Cooperation. The Indemnitor and the Indemnitee shall cooperate with each other with regard to any indemnification obligation under this Article 13 and each shall attempt to make available to the other on a reasonable basis all personnel records, materials and information in its possession or under its control as is reasonably requested by the other.

         14. LEASES. On the Closing Date, Seller shall cause the appropriate owner(s) of the Real Property to enter into the Leases described in Exhibit D with Purchaser.

         15. NON-COMPETITION AGREEMENTS.

         15.1 (a) Non-Competition. In consideration of the benefits of this Agreement to Seller and as a material inducement to the Rush Parties to enter into this Agreement and pay the Purchase Price, Seller and the Shareholders hereby covenant and agree that, commencing on the Closing Date and ending on the second anniversary of the Closing Date, Seller and the Shareholders shall not, and Seller will cause their Affiliates, officers, directors and representatives, as applicable, not to, directly or indirectly, as proprietor, partner, stockholder, director, executive, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages in the sales, service and/or rental of construction equipment and machinery and any similar business activity in Michigan and/or Texas; provided, however, the foregoing shall not prohibit Seller and the Shareholders, and their Associates, Affiliates and representatives from purchasing and holding as an investment not more than 5% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the Rush Parties, so long as Seller and each of the Shareholders, and their Affiliates and representatives do not participate in any way in the management, operation or control of such entity.

              (b) Permitted Competition. Notwithstanding anything to the contrary in this Section 15, in the event that the Rush Parties do not assume any contract, repurchase agreement, recourse retail installment contracts, guaranteed buyback contracts, or similar undertaking, including the repurchase obligations set forth on Schedule 15.1(b), then Seller, after repurchasing such equipment or machinery from a customer, shall be entitled to re-sell or otherwise dispose of such equipment or machinery to any customer, person or buyer in Michigan, Texas or elsewhere, on such terms as Seller may deem appropriate and Seller shall retain 100% of the proceeds from the sale or disposition of such equipment and machinery.

         15.2 Judicial Reformation. Seller and each of the Shareholders acknowledge that, given the nature of the Rush Parties' business, the covenants contained in Section 15.1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Rush Parties' business and to protect their legitimate business interests. If, however, Section 15.1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

         15.3 Customer Lists; Non-Solicitation. Seller and each of the Shareholders hereby further covenant and agree that they shall not, and Seller and each of the Shareholders will cause their Affiliates and representatives not to, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of Seller or the Rush Parties or any other information pertaining to them, provided, however, such limitation shall not apply to any information which (i) is then generally known to the public; (ii) become or becomes generally known to the public through no fault of Seller and any of the Shareholders, its Affiliates and representatives, and
(iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law, (b) call on, solicit, or attempt to call on or solicit any clients or customers of Seller or the Rush Parties, nor (c) solicit for employment, recruit, hire or attempt to recruit or hire any employees of Seller or the Rush Parties.

         15.4 Covenants Independent. The covenants of each of Seller and each of the Shareholders contained in this Section 15 will be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action by Seller or any of Shareholders against the Rush Parties will not constitute a defense to the enforcement by the Rush Parties of said provisions. Seller and each of the Shareholders understand that the provisions contained in Sections 15.1, 15.2 and 15.3 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of Seller and each of the Shareholders to Sections 15.1, 15.2 and 15.3, the Rush Parties would not have agreed to enter into this Agreement and the transactions contemplated herein. Seller and each of the Shareholders have been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 15.1, 15.2 and 15.3 with specific regard to the nature of the business conducted by Seller and the Rush Parties and Seller and each of the Shareholders acknowledge that Sections 15.1, 15.2 and
15.3 are reasonable in all respects.

         15.5 Remedies. In the event of a breach or a threatened breach by Seller or any of the Shareholders of any of the provisions contained in Sections 15.1, 15.2 or 15.3 of this Agreement, Seller and each of the Shareholders acknowledge that the Rush Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to obtain, and, therefore, will not have an adequate remedy available at law. Accordingly, the Rush Parties shall be entitled to obtain such injunctive relief or other equitable remedy, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Rush Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

         16. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Seller and each of the Shareholders recognize and acknowledge that they have and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, lists of customers, trade secrets, costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the Rush Parties. Seller and each of the Shareholders agree that Seller and each of the Shareholders will, and will cause their Affiliates and representatives to, keep confidential and not disclose to any other Person or use for his or its own benefit or for the benefit of any other Person, and Seller and each of the Shareholders will use their best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the Rush Parties; provided, however, such limitation shall not apply to any information which (a) is then generally known to the public, (b) become or becomes generally known to the public through no fault of Seller or any of the Shareholders, or their respective Affiliates and representatives, and (c) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. In the event of a breach or a threatened breach by Seller or any of the Shareholders of any of the provisions contained in this Article 16, Seller and each of the Shareholders acknowledge that the Rush Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to obtain, and, therefore, will not have an adequate remedy available at law. Accordingly, the Rush Parties shall be entitled to obtain such injunctive relief or other equitable remedy, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Rush Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

         17. DAMAGE TO ASSETS. If, on or before the Closing Date, any of the Assets are damaged or destroyed, Seller will immediately notify the Rush Parties of such damage or destruction. In the event of any such damage or destruction, the Purchaser shall (a) remove any or all of the damaged or destroyed asset or assets it does not desire to purchase from the Assets to be purchased hereunder and reduce the Purchase Price by an amount equal to the portion of the Purchase Price attributable to the damaged or destroyed asset or assets so removed and
(b) complete the purchase of the remainder of the Assets and reduce the Purchase Price by the loss in fair market value of any damaged or destroyed Assets that are purchased by Purchaser. If, on or before the Closing Date, all or any portion of the Real Property or the Grand Rapids Property (including, without limitation, any of the buildings or other improvements thereon) is damaged or destroyed by fire or other casualty or wholly or partially taken by condemnation or eminent domain or action in lieu thereof, then Seller shall immediately notify the Rush Parties thereof, whereupon the Rush Parties shall have the option of (i) requiring Seller to repair and restore the damaged parcel to the condition it was in as of the date hereof, immediately upon Seller's receipt of the casualty insurance proceeds or condemnation award therefor (as applicable), in which event the Closing hereunder (as to either the entirety of this transaction or just the parcel so affected, at the Rush Parties' election) shall be delayed until such repairs are complete, (ii) proceeding to Closing upon Seller's assignment to Purchaser of all casualty insurance proceeds or condemnation awards associated with such damage, destruction or taking, (iii) electing not to enter into a Lease with respect to any parcel of Real Property so damaged, destroyed or taken, (iv) electing to enter into a Lease with respect to any such parcel so damaged, destroyed or taken, but with a fair and equitable reduction in the rental rate therefor determined by mutual agreement of the owner thereof and the Rush Parties, or (v) if such damage, destruction or taking affects the Grand Rapids Property, electing not to take assignment of the Grand Rapids Lease or, at the Rush Parties' option, postponing acceptance of such assignment until such time as the results of the damage, destruction or taking of the Grand Rapids Property have been repaired or otherwise resolved in accordance with the terms of the Grand Rapids Lease), or (vi) if such damage, destruction or taking affects the Ellsworth Property, electing not to enter into the New Ellsworth Lease or, at the Rush Parties' option, postponing the entering into of the New Ellsworth Lease until such time as the results of the damage, destruction or taking of the Ellsworth Property have been repaired or otherwise resolved in accordance with the terms of the Ellsworth Lease).

         18. TERMINATION. This Agreement may be terminated without further obligation of the parties, as follows:

         18.1 Mutual Consent. This Agreement may be terminated at any time prior to Closing by mutual written consent of the parties hereto.

         18.2 Failure of Conditions. This Agreement may be terminated by either party hereto, if the conditions, as set forth in this Agreement, to such party's obligations under this Agreement are not fulfilled on or prior to the Closing Date; provided that any such termination shall not limit the remedies otherwise available to such party as a result of misrepresentations of or breaches by the other party.

         18.3 Failure to Close. This Agreement will automatically terminate on October 31, 1998, if the Closing shall not have occurred on or before such date, unless the parties shall have otherwise agreed in writing prior to such date. No party will be liable in damages to any other party as a result of termination pursuant to this Section 18.3 unless the failure of the Closing was due to the failure of such party to comply with the terms of this Agreement.

         19. SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER.

         19.1 New Employees of Purchaser. It is the intention of Purchaser, and Seller hereby acknowledges and agrees with such position, that any employees of Seller that Purchaser hires will be new employees of Purchaser as of the Closing Date or the date of hire, whichever is later. Such new employees shall be entitled only to such compensation and employee benefits as are agreed to by such employees and Purchaser, or as are otherwise provided by Purchaser, in its sole discretion.

         19.2 No Hiring Commitment. Purchaser specifically does not commit to hire any of the employees of the Business, and Seller specifically understands and acknowledges this fact. However, notwithstanding Purchaser's position, Purchaser will review its needs in anticipation of the purchase of the Assets with a view to hiring certain of the employees of Seller as of the Closing Date. In its review, Purchaser expects to be able to review employee records and conduct employee interviews. Seller agrees that after the date hereof it will make, on a confidential basis, its employee records available to Purchaser and permit Purchaser to contact its employees for the purpose of conducting employee interviews. Seller further agrees to make employees designated by Purchaser available to Purchaser for such purpose.

         19.3  Vacation, Sick Pay, Health Insurance, etc.

                  (a) Notwithstanding Purchaser's decision to hire any or all of such employees after the Closing Date, Purchaser shall not be liable under any bonus plan or other plan described in Schedule 4.2(a) or under any other similar plan that may have been established by Seller or for any health insurance benefits that may have accrued to such employees prior to the Closing Date, and Seller expressly acknowledges that it has sole liability for all such employee benefit costs accrued as of the Closing Date whether or not any or all of such employees are subsequently hired by Purchaser pursuant to Section 19.1. Notwithstanding the foregoing, Purchase shall assume at the Closing Seller's obligations to employees of Seller actually hired by Purchaser for accrued but unused vacation and sick leave, which shall include (i) accrued vacation and sick leave through each employee's previous anniversary date and (ii) the pro rata portion of vacation and sick leave earned by each employee since the last anniversary date through the Closing Date, which such vacation and sick leave will be available to employee following his next anniversary, and the Purchase Price shall be reduced by the dollar value of such obligation; provided, however, Purchaser shall only assume up to the number of accrued but unused vacation and sick leave days that each employee of Seller actually hired by Purchaser would be entitled to under Purchaser's vacation day and sick leave policy. Except for vacation and sick leave time assumed by Purchaser as set forth above,

         Purchaser shall have no obligation after the Closing to continue any pension plans or work benefit plans currently offered by Seller to its employees.

                  (b) With respect to employees actually employed by Purchaser, Seller will remain responsible for medical expenses covered under its plans (i) actually incurred prior to the Closing Date or (ii) actually incurred with respect to any hospitalization that begins prior to the Closing Date until such hospitalization ends (as required under such plans), and Purchaser will be responsible for all other medical expenses incurred on or after the Closing Date to the extent covered under its plans; provided, however, the employees will be treated as newly hired employees of Purchaser beginning on the Closing Date insofar as medical expenses paid under Purchaser's plans affects the time or amount of coverage. Seller shall cooperate with Purchaser to provide continuity of such insurance coverage to such employees. Seller shall be solely responsible for any obligations under the Consolidated Omnibus Budget Reconciliation Act, as amended, with respect to its employees.

         19.4 Severance Benefits; Employment Termination. Purchaser shall have no obligation whatsoever to pay all or any part of any severance benefits that Seller is or may be obligated to pay in connection with the termination of employment by Seller of any of its employees.

         19.5 Employee Benefit Plans. Purchaser shall not and does not hereby assume, continue or maintain any pension, retirement or welfare plans, severance or vacation policies or benefits, or other employee compensation or benefit arrangements or policies or plans maintained by Seller for its employees. It is intended that Purchaser shall not at any time be a successor employer for purposes of Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller hereby represents and warrants to Purchaser that the consummation of this Agreement (and the employment by the Purchaser of former employees of the Seller) will not result in any carryover liability to the Purchaser for taxes, penalties, interest or any other claims resulting from any employee pension benefit plan, employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by Seller. In addition, the Seller makes the following representations (a) as to employee pension benefit plans of
Seller: (i) Seller has not become liable to the PBGC under Section 4062, 4063 or 4064 of ERISA under which a lien could attach to the assets of the Seller under
Section 4068 of ERISA; (ii) Seller has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; and (iii) Seller has not made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA, and (b) all group health plans maintained by Seller have been operated in compliance with Section 4980B(f) of the Code. In addition, the parties agree that the Purchaser does not and will not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any employee pension benefit plan, any employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by Seller for its employees, former employees, retirees, their beneficiaries or any other person. In addition and not as a limitation of the foregoing covenant, the parties agree that the Seller shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur on or before Closing Date.

         19.6 Reporting of Data. Purchaser and Seller shall complete and furnish to each other such other employee data as shall be reasonably required from time to time for each party to perform and fulfill its obligations under this Article 19.

         19.7 Employment Related Claims. Seller agrees that it, and not Purchaser, shall be solely responsible for, and Seller hereby agrees to indemnify, defend and hold harmless Purchaser from and against, all liability, costs and expenses (including reasonable attorneys' fees) for all existing employment claims that have been filed by any employee or former employee of Seller prior to the Closing Date relating to arbitrations, unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, any employment-related tort claim or other claims or charges of or by employees of Seller, or any thereof filed after the Closing Date but arising as a result of conditions, actions or events or series of actions or events which occurred prior to the Closing Date. Schedule 19.7 hereto sets forth a brief description of any of such claims that have been filed or, to Seller's knowledge, threatened. Without in any way limiting the foregoing, Seller shall defend and hold harmless Purchaser from and against any and all claims, demands, actions, judgments, costs and expenses, including without limitation, attorney fees and settlement costs and other reasonable expenses, related to all liabilities and obligations in connection with Seller's qualified pension, retirement or welfare plans, severance or vacation policies or benefits, or other employee compensation or benefit arrangements or policies.

         20. ACCESS TO INFORMATION. Seller, Shareholders and the Rush Parties shall reasonably cooperate with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the employees, files, books, business records, contracts and other information existing at the Closing and relating to the Assets and the Business as is reasonably necessary for (a) any customer inquiry or audit, (b) the preparation for or the prosecution or defense of any suit, action, litigation or administrative, arbitration or other proceeding or investigation by or against Seller, the Shareholders or the Rush Parties (other than one by or on behalf of a party to this Agreement), (c) the preparation and filing of any tax return or election relating the Assets or the Business or any audit by any taxing authority of any returns of the Rush Parties, Seller or the Shareholders relating thereto, (d) the preparation and filing of any other documents required by any Governmental Authority or (e) any other valid business purpose. The party requesting such information and assistance shall reimburse the other party for all out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance other than attorney fees. The access to the employees, files, books, records, contracts and other information contemplated herein shall be during normal business hours and upon not less than five (5) business days' prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a valid claim of privilege unless expressly waived by the party entitled to claim the same.

         21. ADJUSTMENT OF PURCHASE PRICE. The Purchase Price shall be adjusted on the Closing Date (a) to reduce the Purchase Price by the amount allocated to any damaged or destroyed Assets as contemplated by Article 17; (b) to reduce the Purchase Price by the amount to be credited to Purchaser as described on the first page of Schedule 2.1(p); (c) to account for a proration of real and personal property taxes on the Assets, lease deposits, lease payments, utilities and other items commonly prorated; and (d) to account for any Deposits held by Seller on the Closing Date. Three days prior to the Closing Date, Seller will provide the Rush Parties with a statement of adjustments showing all proposed adjustments to the Purchase Price, such statement of adjustments having all reasonable backup documentation for such suggested adjustments. The Rush Parties and Seller will work to finalize all required adjustments prior to the Closing Date.

         22.  SURVEYS; TITLE COMMITMENT AND CONDITION OF TITLE.

         22.1 Surveys. Within twenty (20) days from and after the date hereof, the Rush Parties shall have the right, at their sole option and at their sole cost and expense, to obtain an ALTA or equivalent boundary and improvements surveys of all or any portion of the Real Property, the Ellsworth Property and the Grand Rapids Property (whether one or more, the "Surveys"), prepared by a professional engineer or land surveyor licensed by the State of Michigan and in form and substance satisfactory to the Rush Parties. Should the Rush Parties elect to obtain a survey of the Grand Rapids Property or the Ellsworth Property, Seller agrees to use its best efforts to obtain the consent of the Grand Rapids Landlord or the Ellsworth Landlord, as the case may be, to the performance of such survey, if required under the Grand Rapids Lease or the Ellsworth Lease, and the twenty day time period provided for in this Section 23.1 shall not begin running until such time as such consent is obtained.

         22.2 Title Commitment. Within ten days from and after the date hereof, at Seller's sole cost and expense, Seller agrees to cause the Title Company to furnish Purchaser and its counsel Commitments for Leasehold Policy of Title Insurance (each, a "Title Commitment" and collectively, the "Title Commitments") prepared and issued by the Title Company describing and covering the Real Property, the Ellsworth Property and the Grand Rapids Property, listing Purchaser as the prospective named insured and showing as the policy amounts the amounts set forth in Schedule 22.2 hereto. The Title Commitments shall constitute the commitment of the Title Company to insure, by title insurance in the standard form promulgated in the State of Michigan, Purchaser's leasehold interests in the Real Property, the Ellsworth Property and the Grand Rapids Property, subject to the standard printed exceptions on such promulgated form, except as modified below. The standard exception as to the lien for taxes shall be limited to the year of Closing, and shall be endorsed "Not Yet Due and Payable." The Title Commitments shall contain no exception for "rights of parties in possession" (other than Purchaser). Further, the Title Commitments shall incorporate the Title Company's commitment to provide (i) an ALTA Form 9 or CLTA Form 100 endorsement (or the closest equivalent thereto available in the State of Michigan) and (ii) an ALTA Form 3 or CLTA Form 123 endorsement (or the closest equivalent thereto available in the State of Michigan), to each of the policies of title insurance to be issued pursuant thereto.

         22.3 Disclosure of Exceptions by Title Commitments and UCC Report. Purchaser shall have a period of 15 days from the last to be delivered to Purchaser and its counsel of each of the Surveys, UCC Report, Title Commitments and the documents referred to therein as conditions or exceptions to title in which to review such items and to deliver to Seller in writing such objections as Purchaser may have to anything contained or set forth in the Surveys, UCC Report, Title Commitments or title exception documents. Any items to which Purchaser does not object within such period shall be deemed to be permitted exceptions hereunder and under the applicable Leases and the Grand Rapids Lease or the New Ellsworth Lease, as applicable ("Permitted Exceptions"). In the event the Rush Parties timely object to any matter contained in the Surveys, UCC Report, Title Commitments or title exception documents, Seller shall have a reasonable time, not to exceed fifteen days from the date such objections are made known in writing to Seller, to cure such objections. Any curative actions shall be completed and all curative materials shall be filed by Seller, at its sole cost and expense, within such 15-day period. If Seller cannot cure the objections within such fifteen-day period, Purchaser shall have the option to
(a) cancel this Agreement, in which event the parties shall have no further obligations hereunder; or (b) waive the objections, and proceed to close the transaction contemplated hereby in which event such objections shall be included as exceptions in the Leases, the Grand Rapids Lease, or the New Ellsworth Lease as applicable.

         23.  ENVIRONMENTAL STUDIES AND REMEDIATION ACTIVITIES.

         23.1 Environmental Studies. Seller has heretofore provided to the Rush Parties copies of (a) all existing Environmental Site Assessments (whether Phase I, Phase II or otherwise) covering all or any portion of the Real Property, the Ellsworth Property and the Grand Rapids Property, to the extent the same are in Seller's possession or Seller has access to them, and (b) any other environmental studies, reports and information, including, without limitation, correspondence from Governmental Authorities, concerning the environmental condition of the Real Property, the Ellsworth Property and the Grand Rapids Property, to the extent the same are in Seller's possession or Seller has access to them (all of the foregoing information, whether obtained by the Rush Parties or provided by Seller, being hereinafter referred to as "Environmental Information"). Without in any way limiting the provisions of the preceding sentence, the Rush Parties and their contractors and representatives, at the Rush Parties' expense, shall have at least 45 days from the date hereof, but in no event less than 30 days from receipt of the Environmental Information (the "Feasibility Period") within which to conduct any and all engineering, environmental and economic feasibility studies and tests of the Real Property, the Ellsworth Property and its Grand Rapids Property which the Rush Parties, in their sole discretion, deem necessary to determine whether the Real Property, the Ellsworth Property and the Grand Rapids Property are environmentally, engineeringly and economically suitable for the Rush Parties' intended use. In accordance with Section 8.6 hereof, Seller has granted and hereby grants to the Rush Parties and their contractors and representatives access to the Real Property, the Ellsworth Property and the Grand Rapids Property for the purpose of performing such studies or tests. Such persons shall conduct their studies and tests in such a manner as to minimize interference with the Business, and, upon completion of their activities on the Real Property, the Ellsworth Property and the Grand Rapids Property, shall restore the Real Property, the Ellsworth Property and the Grand Rapids Property as nearly as is reasonably possible to the condition they were in immediately prior to such activities.

         23.2 Remediation. In the event that any of the Environmental Information or any studies or tests performed or commissioned by the Rush Parties indicate the existence of any Environmental Conditions on the Real Property, the Ellsworth Property or the Grand Rapids Property, then Seller shall have a period of 30 days after notification thereof in which to remediate or otherwise cure the same in accordance with all applicable Governmental Requirements. In the event that an Environmental Condition exists or is discovered on the Real Property, the Ellsworth Property or the Grand Rapids Property and Seller fails or refuses to remediate or otherwise cure such Environmental Condition within the required 30-day period, or in the event such Environmental Condition is not capable of being remediated or otherwise cured within such 30-day period, then Purchaser shall have the following options: (a) cancel this Agreement by written notice thereof given to Seller prior to the Closing Date, in which event the parties hereto shall have no further obligations hereunder, (b) to postpone the leasing of all or any portion of the Real Property or the assumption of the Grand Rapids Lease or the Ellsworth Lease, as the case may be, for a reasonable period pending Seller's remediation of such Environmental Condition, or (c) waive in writing the remediation or cure of such Environmental Condition and proceed to close the sale and other transactions contemplated by this Agreement.

         24. GENERAL PROVISIONS.

         24.1 Governing Law; Interpretation; Section Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflict-of-laws rules as applied in Texas. The section headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

         24.2 Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration under the then current commercial arbitration rules of the American Arbitration Association to determine and effect such appropriate equitable amendments.

         24.3 Entire Agreement. This Agreement, the Schedules and the documents and agreements referenced herein set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement, the Schedules or the documents or agreements referenced herein, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

         24.4 Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

         24.5 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         24.6 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

         24.7 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

         24.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

         24.9 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         24.10 Press Releases. No press releases or other public announcement with respect to this Agreement or the transactions contemplated herein shall be made prior to the Closing Date without the joint approval of Purchaser and Seller, except as required by law.

         24.11 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties will pay all costs and expenses of its or his performance of and compliance with this Agreement.

         24.12 Arbitration. Except for the provisions of Articles 15 and 16 of this Agreement dealing with restrictive covenants and nondisclosure of confidential information, with respect to which the Rush Parties expressly reserve the right to petition a court directly for injunctive and other relief, any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or related to this Agreement, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. Sections 1-15, as amended. The terms of the commercial arbitration rules of the American Arbitration Association shall apply except to the extent they conflict with the provisions of this paragraph. If the amount in controversy in the arbitration exceeds Two Hundred and Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three independent arbitrators. Otherwise, the arbitration shall be conducted by a single independent arbitrator. The parties shall endeavor to select independent arbitrators by mutual agreement. If such agreement cannot be reached within 30 calendar days after a dispute has arisen which is to be decided by arbitration, the selection of the arbitrator(s) shall be made in accordance with Rule 13 of the Rules as presently in effect. If three arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three arbitrators as provided hereinabove, then each such arbitrator shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be based on the evidence admitted and the substantive law of the State of Texas and shall contain an award for each issue and counterclaim. The award shall be made 30 days following the close of the final hearing and the filing of any post hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto. Each party shall be entitled to inspect and obtain a copy of non-privileged relevant documents in the possession or control of the other party. All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. Each party shall be entitled to take one deposition. Each party shall be entitled to submit one set of interrogatories which require no more than 30 answers. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. Without limiting the scope of the parties' obligation to arbitrate disputes pursuant to this Section 24.12, the arbitrator(s) are not empowered to award damages including, without limitation, punitive damages and multiple damages under applicable Texas statutes, in excess of compensatory damages; provided that in no event shall consequential damages be awarded. Each of Rush, Purchaser and Seller hereby irrevocably waives and releases any right to recover such damages in excess of those damages authorized by this Section
24.12. The arbitrator(s) may require the non- prevailing party to pay the prevailing party's attorneys' fees and costs incurred in connection with the arbitration. It is further agreed that any of the parties hereto may petition the United States District Court for the Western District of Texas, San Antonio Division, for a judgment to be entered upon any award entered through such arbitration proceedings.

         In the event that any of the Shareholders is required to travel to Texas to attend any hearing or deposition in connection with arbitration proceedings pursuant to this Section 24.12, the Rush Parties shall reimburse each such Shareholder for his coach air fare and shall pay to such Shareholder a per diem travel allowance equal to the per diem travel allowance then paid by Rush to its employees.

         24.13 Assignment of Contracts. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (a) any Contract which, as a matter of law or by its terms, is nonassignable without the consent of the other parties thereto unless such consent has been given, or (b) any Contract or claim as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every Contract and claim of the character described in clauses (a) and (b) above and all claims and demands on such Contracts may be realized for the benefit of Purchaser, Seller, at the request and expense and under the direction of Purchaser, shall take all such action and do or cause to be done all such things as will, in the opinion of Purchaser, be necessary or proper in order that the obligations of Seller under such Contracts may be performed in such manner that the value of such Contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the moneys due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim. Seller shall promptly pay over to Purchaser all moneys collected by or paid to it in respect of every such contract, claim or demand. Nothing in this Section 24.13 shall relieve Seller of its obligations to obtain any consents required for the transfer of the Assets and all rights thereunder to Purchaser, or shall relieve Seller from any liability to Purchaser for failure to obtain such consents.

         24.14 Further Actions. From time to time, at the request of any party hereto, the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably requested to evidence the transactions contemplated hereby.

         24.15 Bulk Transfer Laws. Seller, the Shareholders and the Rush Parties hereby waive compliance by the other parties with the provisions of any bulk sales or similar law in any applicable jurisdiction, if and to the extent applicable to this transaction. Seller shall indemnify the Rush Parties from, and hold them harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) Seller's failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof, other than Seller's Obligations which are assumed by the Rush Parties. The Rush Parties shall indemnify Seller and the Shareholders from, and hold them harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) the Rush Parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof.

         24.16 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

                  (a)      IF TO SELLER:

                           Mark Pirie
                           04175 Lake Shore Drive
                           Charlevoix, Michigan 49720

                           with a copy to:

                           Alan M. Valade, Esq.
                           Honigman Miller Schwartz and Cohn
                           222 N. Washington Square, Suite. 400
                           Lansing, Michigan  48933-1800
                           Facsimile No.: (517) 484-8286

                  (b)      IF TO PURCHASER:

                           Rush Equipment Centers of Michigan, Inc.
                           P. O. Box 34630
                           San Antonio, Texas  78265
                           Attention: W. Marvin Rush
                           Facsimile No.: (210) 662-8017

                           With a copy to:

                           Fulbright & Jaworski L.L.P.
                           300 Convent Street, Suite 2200
                           San Antonio, Texas  78205
                           Attention: Phillip M. Renfro, Esq.
                           Facsimile No.:  (210) 270-7205

                           IF TO RUSH, AT:

                           Rush Enterprises, Inc.
                           P. O. Box 34630
                           San Antonio, Texas  78265
                           Attention: W. Marvin Rush
                           Facsimile No.: (210) 662-8017

                           With a copy to:

                           Fulbright & Jaworski L.L.P.
                           300 Convent Street, Suite 2200
                           San Antonio, Texas  78205
                           Attention: Phillip M. Renfro, Esq.
                           Facsimile No.:  (210) 270-7205


provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Section 24.16 shall be effective when received at the address for notice for the party to which the notice is given.

24.17 Risk of Loss. Seller shall bear all risk of loss to the Assets until such time as the Closing has occurred and title to the Assets has passed to the Purchaser.

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

                                           RUSH:

                                           RUSH ENTERPRISES, INC.



                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                  -----------------------------

                                           PURCHASER:

                                           RUSH EQUIPMENT CENTERS
                                             OF MICHIGAN, INC.

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                  -----------------------------


                                           SELLER:

                                           KLOOSTER EQUIPMENT, INC.



                                           By:
                                              ---------------------------------
                                           Name:  Mark R. Pirie
                                           Title: President

                                           SHAREHOLDERS:



                                           ------------------------------------
                                           Mark R. Pirie



                                           ------------------------------------
                                           Conrad L. Klooster, Jr.



                                           ------------------------------------
                                           James Craig Klooster

                                   APPENDIX A

                          DISPUTE RESOLUTION PROCEDURES

         Re: Employment Agreement dated _______ ___, 1998 (including any amendments, the "Agreement"), between Rush Equipment Centers of Michigan, Inc., a Delaware corporation (the "Company"), and __________________________ ("Employee"). Unless otherwise defined in this Appendix A, terms defined in the Agreement and used herein shall have the meanings set forth therein.

         A. Negotiations. If any claim, dispute or controversy described in
Article 7 of the Agreement (collectively, the "Dispute") arises, either party may, by written notice to the party, have the Dispute referred to the persons designated below for attempted resolution by good faith negotiations within 45 days after such written notice is received. Such designated persons are as follows:

         1. Company. The Chairman of the Board and Chief Executive Officer or his designee; and

         2. Employee. Employee or his designee.

Any settlement reached by the parties under this paragraph A shall not be binding until reduced to writing and signed by both parties. When reduced to writing, such settlement agreement shall supersede all other agreements, written or oral, to the extent such agreements specifically pertain to the matters so settled. If the above-designated persons are unable to resolve such dispute within such 45-day period, either party may invoke the provisions of paragraph B below.

         B. Arbitration. All Disputes shall be settled by negotiation among the parties as described in paragraph A above or, if such negotiation is unsuccessful, by binding arbitration in accordance with procedures set forth in paragraphs C and D below.

         C. Notice. Notice of demand for binding arbitration by one party shall be given in writing to the other party pursuant to the Agreement. In no event may a notice of demand of any kind be filed more than one (1) year after the date the Dispute is first asserted in writing to the other party pursuant to paragraph A above, and if such demand is not timely filed, the Dispute referenced in the notice given pursuant to paragraph A above shall be deemed released, waived, barred and unenforceable for all time, and barred as if by statute of limitations.

         D. Binding Arbitration. Upon filing of a notice of demand for binding arbitration by either party, arbitration shall be commenced and conducted as follows:

            1. Arbitrators. All Disputes and related matters in question shall be referred to and decided and settled by a panel of three arbitrators, one selected by the Company, one selected by Employee and the third selected by the two arbitrators so selected. Selection of the arbitrators to be selected the Company and Employee shall be made within ten (10) business days after the date of giving of a notice of demand for arbitration, and the two arbitrators so appointed shall appoint the third within 10 business days following their appointment.

            2. Cost of Arbitration. The cost of arbitration proceedings, including without limitation the arbitrators' compensation and expenses, hearing room charges, court reporter transcript charges etc., shall be borne by the parties equally or otherwise as the arbitrators may determine. The arbitrators may award the prevailing party its reasonable attorneys' fees and costs incurred in connection with the arbitration. The arbitrators are specifically instructed to award attorneys' fees for instances of abuse in the discovery process.

            3. Location of Proceedings. The arbitration proceedings shall be held in Southfield, Michigan, unless the parties agree otherwise.

            4. Pre-hearing Discovery. The parties shall have the right to conduct and enforce pre- hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to these limitations:

                  (a) Each party may serve no more than one set of interrogatories limited to 30 questions, including sub-parts;

                  (b) Each party may depose the other party's expert witnesses who will be called to testify at the hearing, plus two fact witnesses without regard to whether they will be called to testify (each party will be entitled to a total of no more than 24 hours of deposition time of the other party's witnesses), provided however, that the arbitrators may provide for additional depositions upon showing of good cause; and

                  (c) Document discovery and other discovery shall be under the control of and enforceable by the arbitrators.

            5. Discovery disputes. All discovery disputes shall be decided by the arbitrators. The arbitrators are empowered;

                  (a) to issue subpoenas to compel pre-hearing document or deposition discovery;

                  (b) to enforce the discovery rights and obligations of the parties; and

                  (c) to otherwise to control the scheduling and conduct of the proceedings.

Notwithstanding any contrary foregoing provisions, the arbitrators shall have the power and authority to, and to the fullest extent practicable shall, abbreviate arbitration discovery in a manner which is fair to all parties in order to expedite the conclusion of each alternative dispute resolution proceeding.

            6. Pre-hearing Conference. Within fifteen (15) days after selection of the third arbitrator, or as soon thereafter as is mutually convenient to the arbitrators, the arbitrators shall hold a pre- hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs and for the hearing, and to decide procedural matters and address all other questions that may be presented.

            7. Hearing Procedures. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined as follows:

                  (a) Documents shall be self-authenticating, subject to valid objection by the opposing party;

                  (b) Expert reports, witness biographies, depositions and affidavits may be utilized, subject to the opponent's right of a live cross-examination of the witness in person;

                  (c) Charts, graphs and summaries shall be utilized to present voluminous data, provided (i) that the underlying data is made available to the opposing party thirty (30) days prior to the hearing, and (ii) that the preparer of each chart, graph or summary is available for explanation and live cross-examination in person;

                  (d) The hearing should be held on consecutive business days without interruption to the maximum extent practicable; and

                  (e) The arbitrators shall establish all other procedural rules for the conduct of the arbitration in accordance with the rules of arbitration of the Center for Public Resources.

              8. Governing Law. This arbitration provision shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the Federal Arbitration Act (9 U.S.C. Section 1, et seq.)

              9. Consolidation. No arbitration shall include, by consolidation, joinder or in any other manner, any additional person not a party to the Agreement, except by written consent of both parties containing a specific reference to these provisions.

              10. Award. The arbitrators are empowered to render an award of general compensatory damages and equitable relief (including, without limitations, injunctive relief), but are not empowered to award exemplary, special or punitive damages. The award rendered by the arbitrators (a) shall be final, (b) shall not constitute a basis for collateral estoppel as to any issue and (c) shall not be subject to vacation or modification.

              11. Confidentiality. The parties hereto will maintain the substance of any proceedings hereunder in confidence and the arbitrators, prior to any proceedings hereunder, will sign an agreement whereby the arbitrators agree to keep the substance of any proceedings hereunder in confidence.

                                    EXHIBIT A

                         (ATTACH PROPERTY DESCRIPTIONS)

                                    EXHIBIT B

                  GENERAL WARRANTY BILL OF SALE AND ASSIGNMENT
                               OF CONTRACT RIGHTS


       THIS GENERAL WARRANTY BILL OF SALE AND ASSIGNMENT OF CONTRACT RIGHTS is made and executed by KLOOSTER EQUIPMENT, INC., a Michigan corporation ("Assignor"), to RUSH EQUIPMENT CENTERS OF MICHIGAN, INC., a Delaware corporation ("Assignee").

                                    RECITALS

       A. Assignor and Assignee have heretofore entered into that certain Asset Purchase Agreement dated July 12, 1998 (the "Purchase Agreement").

       B. Pursuant to the terms of the Purchase Agreement, Assignor wishes to sell, transfer and convey to Assignee all of the Assets (as defined in the Purchase Agreement) owned or held by Assignor, as well as all other properties, rights and interests which Assignor has agreed to convey to Assignee under the Purchase Agreement.

                                   AGREEMENTS

       NOW THEREFORE, for and in consideration of the foregoing, Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor and Assignee hereby agree as follows:

       1. The foregoing recitals are incorporated herein for all purposes. Unless otherwise required by context, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

       2. Assignor hereby GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, TRANSFERS, SETS OVER, and DELIVERS unto Assignee, its successors and assigns forever, all of the Assets described in Section 2.1 of the Purchase Agreement including, without limitation, the Assets described on Exhibit A attached hereto and made a part hereof for all purposes.

       Assignor hereby binds Assignor, and Assignor's successors and assigns, to warrant and forever defend the title to the Assets, unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

       3. Assignor hereby TRANSFERS, ASSIGNS and SETS OVER unto Assignee, its successors and assigns forever, all of Assignor's right, title and interest in and to and under the following, to the extent that Assignor's right, title and interest in and to and under the same is assignable to Assignee:


          a. all governmental permits or approvals or licenses heretofore granted with respect to the ownership, management and operation of the Business and the Assets; and

          b. all goodwill of Assignor associated with the Business, the Assets and Assignor's operations thereof and Assignor's sales therefrom.

       4. Assignor hereby TRANSFERS, ASSIGNS and SETS OVER unto Assignee, its successors and assigns forever, all of Assignor's right, title and interest in and to and under each of the contracts, agreements, arrangements and commitments of Assignor (the "Contracts") set forth on Exhibit B attached hereto and made a part hereof for all purposes.

       5. Assignor agrees to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts and assurances as Assignee may reasonably require to perfect Assignee's interest in and to the Assets, properties, rights and interests herein conveyed, transferred and assigned from Assignor to Assignee.





                         (Signatures Begin on Next Page)

       IN WITNESS WHEREOF, the parties have executed this General Warranty Bill of Sale and Assignment of Contract Rights as of the day of , 1998.

                                        ASSIGNOR:

                                        KLOOSTER EQUIPMENT, INC.,
                                        a Michigan corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                        ASSIGNEE:


                                        RUSH EQUIPMENT CENTERS
                                          OF MICHIGAN, INC.,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                           W. Marvin Rush
                                           Chief Executive Officer

                                    EXHIBIT A
        (TO GENERAL WARRANTY BILL OF SALE ASSIGNMENT OF CONTRACT RIGHTS)

                                 LIST OF ASSETS




                [to come (will be same as Schedules 2.1, except
                    Schedule 2.1(p), to Purchase Agreement)]

                                    EXHIBIT B
        (TO GENERAL WARRANTY BILL OF SALE ASSIGNMENT OF CONTRACT RIGHTS)

                                LIST OF CONTRACTS




        [to come (will be same as Schedule 2.1(p) to Purchase Agreement)]

                                    EXHIBIT C



       DISPUTES RELATING TO THIS AGREEMENT ARE REQUIRED TO BE SETTLED PURSUANT TO CERTAIN DISPUTE RESOLUTION PROCEDURES AS PROVIDED IN ARTICLE 7 AND APPENDIX A OF THIS AGREEMENT.

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is entered into effective as of the ____ day of ________, 1998, between ____________ ("Employee"), and
Rush Equipment Centers of Michigan, Inc., a Delaware corporation (the "Company"), whose principal executive offices are located in San Antonio, Texas.

         WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, on terms hereinafter set forth;

         NOW, THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                     DUTIES

         1.1 Employment. During the term of this Agreement, the Company agrees to employ Employee, and Employee accepts such employment, on the terms and conditions set forth in this Agreement.

         1.2 Extent of Service. During the term of this Agreement, Employee shall devote his full- time business time, energy and skill to the affairs of the Company and its affiliated companies, and Employee shall not be engaged in any other substantial business or consulting activity pursued for gain, profit or other pecuniary advantage. The foregoing shall not prevent Employee from making monetary investments in businesses, provided that such investments do not involve any substantial services on the part of Employee in the operation or affairs of such businesses.

         1.3 Duties. Employee's duties hereunder shall include such duties as may be prescribed from time to time by Employee's supervisors or the Board of Directors of the Company (the "Board"). Employee shall also perform, without additional compensation, such duties for the Company's affiliated companies.

         1.4 Access to and Use of Proprietary Information. Employee recognizes and the Company agrees that, to assist Employee in the performance of his duties hereunder, Employee will be provided access to and limited use of proprietary and confidential information of the Company. Employee further recognizes that, as a part of his employment with the Company, Employee will benefit from and Employee's qualifications will be enhanced by additional training, education and experience which will be provided to Employee by the Company directly and/or as a result of work projects assigned by the Company in which proprietary and confidential information of the Company is utilized by Employee.

                                    ARTICLE 2
                               TERM OF EMPLOYMENT

         Subject to earlier termination pursuant to Article 4 hereof, this Agreement shall have a term commencing as of the date hereof and ending upon the expiration of 36 calendar months.

                                    ARTICLE 3
                                  COMPENSATION

         3.1 Monthly Base Salary. As compensation for services rendered under this Agreement, Employee shall be entitled to receive from the Company a monthly base salary (before standard deductions) equal to $10,833, subject to periodic review and upward adjustment by the Board in its sole discretion (downward adjustment shall not be permitted). Employee's monthly base salary shall be payable at regular intervals (at least semi-monthly) in accordance with the prevailing practice and policy of the Company.

         3.2 Discretionary Performance Bonus. As additional compensation for services rendered under this Agreement, Employee shall also be eligible to receive a discretionary performance bonus if, as and when declared by the Board in its sole discretion.

         3.3 Benefits. Employee shall, in addition to the compensation provided for herein, be entitled to the following additional benefits:

                  (a) Medical, Health and Disability Benefits. Employee shall be entitled to receive all medical, health and disability benefits that may, from time to time, be provided by Rush Enterprises, Inc., a Texas corporation ("Rush"), to its executive officers as a group.

                  (b) Other Benefits. Employee shall also be entitled to receive any other benefits that may, from time to time, be provided by Rush to its executive officers as a group.

                  (c) Vacation. Employee shall be entitled to an annual vacation as determined in accordance with the prevailing practice and policy of the Company and Rush.

                  (d) Holidays. Employee shall be entitled to holidays in accordance with the prevailing practice and policy of the Company and Rush.

                  (e) Reimbursement of Expenses. The Company shall reimburse Employee for all expenses reasonably incurred by Employee in conjunction with the rendering of services at the Company's request, including expenses incurred for continuing professional education and training, provided that such expenses are incurred in accordance with the prevailing practice and policy of the Company and are properly deductible by the Company for federal income tax purposes. As a condition to such reimbursement, Employee shall submit an itemized accounting of such expenses in reasonable detail, including receipts where required under federal income tax laws.

                  (f) Car Allowance. The Company shall pay to Employee $500 per month as an automobile allowance, and such amount shall be in lieu of any other benefit relating to the use of an automobile to which Employee may otherwise be entitled.

                  (g) Compensation Program. Employee shall be entitled to participate in all current and deferred executive compensation programs offered by Rush to its executive officers as a group.

                                    ARTICLE 4
                                   TERMINATION

         4.1 Termination With Notice. This Agreement may be terminated by the Company or Employee, without cause, upon 30 days' prior written notice thereof given by one party to the other party. In the event of termination effected by the Employee giving notice pursuant to this Section 4.1, the Company shall pay Employee his monthly base salary (subject to standard deductions) earned pro rata to the date of such termination and the Company shall have no further obligations to Employee hereunder. In the event of termination effected by the Company giving notice pursuant to this Section 4.1, the Company shall pay Employee, within 15 days of such termination, a lump-sum payment equal to his base salary under Section 3.1 hereof for the remaining portion of his 36-month term of employment pursuant to this Agreement. Payment by the Company in accordance with this Section shall constitute Employee's full severance pay and the Company shall have no further obligation to Employee arising out of such termination.

         4.2 Termination For Cause. This Agreement may be terminated by the Company for "Cause" (hereinafter defined) upon written notice thereof given by the Company to Employee. In the event of termination pursuant to this Section 4.2, the Company shall pay Employee his monthly base salary (subject to standard deductions) earned pro rata to the date of such termination and the Company shall have no further obligations to Employee hereunder. The term "Cause" shall include only the following: (i) Employee breaches any of the terms of this Agreement; (ii) Employee is convicted of a felony; (iii) Employee fails, after at least two written warnings, to perform duties assigned under this Agreement (other than a failure due to death or physical or mental disability); (iv) Employee intentionally engages in conduct which is injurious to the Company or its affiliates, monetarily or otherwise; (v) Employee commits fraud or theft of personal or Company property from Company premises; (vi) Employee falsifies Company documents or records; (vii) Employee engages in acts of gross carelessness or willful negligence to endanger life or property on Company premises; (viii) Employee uses, distributes or is under the influence of illegal drugs, alcohol or any other intoxicant on Company premises; (ix) Employee possesses or stores lethal weapons on Company premises; or (x) Employee intentionally violates state, federal or local laws and regulations.

         4.3 Termination Upon Death or Disability. In the event that Employee dies, this Agreement shall terminate upon Employee's death. Likewise, if Employee becomes unable to perform the essential functions of his duties hereunder, with or without reasonable accommodation, on account of illness, disability or other reason whatsoever for a period of more than 180 consecutive or nonconsecutive days in any 12-month period, the Company may, upon notice to Employee, terminate this Agreement. In the event of termination pursuant to this
Section 4.3, Employee (or his legal representatives) shall be entitled only to his monthly base salary earned pro rata for services actually rendered prior to the date of such termination;

provided, however, Employee shall not be entitled to his monthly base salary for any period with respect to which Employee has received short- term or long-term disability benefits under employee benefit plans maintained from time to time by the Company.

         4.4 Survival of Provisions. The covenants and provisions of Articles 5, 6 and 7 hereof shall survive any termination of this Agreement and continue for the periods indicated, regardless of how such termination may be brought about.

                                    ARTICLE 5
                 PROPRIETARY PROPERTY; CONFIDENTIAL INFORMATION

         5.1 Proprietary Property; Confidential Information. Employee acknowledges that in and as a result of Employee's employment hereunder, Employee will be making use of, acquiring and/or adding to confidential information and proprietary property of a special and unique nature and value relating to such matters as the Company's trade secrets, systems, procedures, manuals, confidential reports and lists of customers ("Confidential Information"). As a material inducement to the Company to enter into this Agreement and to pay to Employee the compensation and benefits stated herein, the Employee covenants and agrees that Employee shall not, at any time during or following the term of Employee's employment, directly or indirectly, divulge or disclose for any purpose whatsoever any Confidential Information or proprietary information of the Company. Upon termination of this Agreement, regardless of how such termination may be brought about, Employee shall deliver to the Company any and all documents, instruments, notes, papers or other expressions or embodiments of confidential information which are in Employee's possession or control.

         5.2 Publicity. During the term of this Agreement and for a period of ten years thereafter, Employee shall not, directly or indirectly, originate or participate in the origination of any publicity, news release or other public announcements, written or oral, whether to the public press or otherwise, relating to this Agreement, to any amendment hereto, to Employee's employment hereunder or to the Company, without the prior written approval of the Company.

                                    ARTICLE 6
                              RESTRICTIVE COVENANTS

         6.1 Non-Competition. Except as otherwise provided in that certain Asset Purchase Agreement dated July 12, 1998, between Employee, the Company, Rush and other parties, in consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby covenants and agrees that during the term of this Agreement and for a period equal to the longer of (i) five years from the date hereof, and (ii) two years following termination of this Agreement, regardless of how such termination may be brought about, Employee shall not, and the Employee will cause his associates, affiliates and representatives not to, directly or indirectly, as proprietor, partner, stockholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages in the sales, service and/or rental of construction equipment and machinery or any similar business activity in Michigan and/or Texas; provided, however, the foregoing shall not, prohibit Employee and his associates, affiliates and representatives from purchasing and holding as an investment not more than 5% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the Company, so long as Employee does not participate in any way in the management, operation or control of such entity.

         6.2 Reformation. Employee acknowledges that, given the nature of the Company's business, the covenants contained in Section 6.1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Company's business and to protect its legitimate business interests. If, however, Section 6.1 is determined by any tribunal of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such tribunal.

         6.3 Customer Lists; Non-Solicitation. In consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby further covenants and agrees that following the termination of this Agreement, regardless of how such termination may be brought about, Employee shall not, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of the Company or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of the Company on whom Employee called or with whom he or she became acquainted during his employment with the Company, nor (c) recruit, hire or attempt to recruit or hire any employees of the Company.

                                    ARTICLE 7
                                   ARBITRATION

         Except for the provisions of Articles 5 and 6 of this Agreement dealing with proprietary property, confidential information and restrictive covenants, with respect to which the Company expressly reserves the right to petition a court directly for injunctive and other relief, any claim, dispute or controversy of any nature whatsoever, including but not limited to tort claims or contract disputes between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or related to Employee's employment or the terms and conditions of this Agreement, including the implementation, applicability or interpretation thereof, shall be resolved in accordance with the dispute resolution procedures set forth in Appendix A attached hereto and made a part hereof.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by an overnight delivery service with tracking procedures or by facsimile to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice: If to Employee, at the address set forth below his name on the signature page hereof; and if to the Company, by mail at P. O. Box 34630, San Antonio,

Texas 78265, or by delivery at 8810 I.H. 10 East, San Antonio, Texas 78219,
Attention: Chairman of the Board and Chief Executive Officer.

         8.2 Equitable Relief. In the event of a breach or a threatened breach by Employee of any of the provisions contained in Article 5 or 6 of this Agreement, Employee acknowledges that the Company will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, the Company shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Company may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

         8.3 No Rights in Contracts. Employee acknowledges and agrees that he or she shall not have any rights in or to any contracts entered into with clients or customers of the Company in connection with services provided by Employee hereunder (including those in which Employee may be specifically named with the Company), unless otherwise agreed to in writing by the Company.

         8.4 Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Employee's rights under this Agreement are not assignable and any attempted assignment thereof shall be null and void.

         8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without giving effect to the conflict of law provisions thereof.

         8.6 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties and supersedes all other agreements between the parties which may relate to the subject matter contained in this Agreement. This Agreement may not be amended or modified except by an agreement in writing which refers to this Agreement and is signed by both parties.

         8.7 Headings. The headings of sections and subsections of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision of this Agreement or of the Agreement itself.

         8.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8.9 Waiver. The waiver by any party of a breach of any provision hereof shall not be deemed to constitute the waiver of any prior or subsequent breach of the same provision or any other provisions hereof. Further, the failure of any party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement unless such party expressly waives such provision pursuant to a written instrument which refers to this Agreement and is signed by such party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                             RUSH EQUIPMENT CENTERS
                                               OF MICHIGAN, INC.



                                             By:
                                                --------------------------------
                                                      W. Marvin Rush,
                                                      Chief Executive Officer

                                             EMPLOYEE:


                                             -----------------------------------

                                             -----------------------------------
                                             Address:
                                                      --------------------------

                                   EXHIBIT D-1

                 LEASE FORMS; FORM OF LEASE GUARANTY AGREEMENT;
                    FORM OF SUBORDINATION, NONDISTURBANCE AND
                              ATTORNMENT AGREEMENT


         This Exhibit D-1 is comprised of the following five (5) documents, each of which is attached hereto and made a part hereof:


Exhibit D-1-a     Lease Agreement With Option to Purchase (Ellsworth, Michigan
                  Facility), between Three-K Company, as Landlord, and Rush
                  Equipment Centers of Michigan, Inc., as Tenant

Exhibit D-1-b     Lease Agreement With Option to Purchase (Work-N-Play;
                  Ellsworth, Michigan Facility), between Klooster Properties,
                  Inc., as Landlord, and Rush Equipment Centers of Michigan,
                  Inc., as Tenant

Exhibit D-1-c     Lease Agreement With Option to Purchase (Traverse City,
                  Michigan Facility), between Klooster Properties, Inc., as
                  Landlord, and Rush Equipment Centers of Michigan, Inc., as
                  Tenant

Exhibit D-1-d     Form of Lease Guaranty Agreement

Exhibit D-1-e     Form of Subordination, Nondisturbance and Attornment Agreement

                                  EXHIBIT D-1-d

                            LEASE GUARANTY AGREEMENT



         THIS LEASE GUARANTY AGREEMENT (this "Agreement") is dated as of ______________________________, 19__, between ____________________________, a
__________________________ ("Landlord"), having its principal offices at
__________________________, and RUSH ENTERPRISES, INC., a Texas corporation ("Guarantor"), having its principal offices at 8810 I.H. 10 East, San Antonio, Texas 78219.

                              W I T N E S S E T H:

         Contemporaneously herewith, Landlord, as landlord, is entering into a certain Lease Agreement With Option to Purchase (the "Lease") for real property located in the City of , County of , and State of Michigan, which property is more particularly described in Exhibit A attached to the Lease, with Rush Equipment Centers of Michigan, Inc., a Delaware corporation ("Tenant"), as tenant. Guarantor owns a controlling interest in the capital stock of Tenant and is executing this Agreement as an inducement to Landlord to enter into the Lease.

         NOW THEREFORE, in consideration of the premises, Guarantor agrees as follows:

1. Guarantor hereby absolutely and unconditionally guarantees to Landlord the full and punctual payment by Tenant, its successors and assigns of all rent required to be paid by Tenant under the Lease. This is a guaranty of payment (and not merely collectability) only, and not a guaranty of the performance or observance of any of the other covenants, obligations or duties of Tenant under the Lease (other than Tenant's obligations to pay rent thereunder).

2. Guarantor hereby waives demand, protest, notice of any indulgences or extensions granted to Tenant, any requirements of diligence or promptness on the part of Landlord in the enforcement of the Lease and any notice thereof, and any other notice whereby to charge Guarantor; provided however, Guarantor shall be furnished with a copy of any notice of or relating to default under or termination of the Lease to which Tenant is entitled or which is served upon Tenant at the time the same is sent to or served upon Tenant.

3. The liability of Guarantor hereunder shall in no way be affected by: (a) the release or discharge of Tenant in any creditors', receivership or bankruptcy proceeding; (b) any alteration of or amendment to the Lease which alteration or amendment has been consented to in writing by Guarantor; (c) any permitted sale, assignment, or sublease, (unless Tenant is released by Landlord pursuant to any such sale, assignment, or sublease), pledge or mortgage of the rights of Tenant under the Lease; or (d) any application or release of any security or other guaranty given for the performance and observance of the covenants and conditions in the Lease on Tenant's part to be performed and observed.

4. This Agreement, and any obligations of Guarantor hereunder, shall terminate upon the earlier of (a) the expiration of the primary term of the Lease (including any extension or renewal periods) or (b) the termination of the Lease for any reason other than a default by Tenant thereunder.

5. This Agreement shall inure to the benefit of Landlord and its successors and assigns and any assignee of Landlord's interest in the Lease, and shall be binding upon Guarantor and its successors and assigns.

6. This Agreement may not be changed or terminated orally, but only by a written amendment hereto signed by a duly authorized representative of Guarantor.

7. Any notice required hereunder to be sent to Guarantor shall be sufficiently given by mailing by certified or registered mail, postage prepaid, addressed as follows:

                            Rush Enterprises, Inc.
                            P.O. Box 34630
                            San Antonio, Texas 78265
                            Attention:  President

         IN WITNESS WHEREOF, Guarantor has duly executed this Agreement by its duly authorized officer as of the day and year first above written.

                                                 RUSH ENTERPRISES, INC.


                                                 By:
                                                   -----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                  EXHIBIT D-1-e


STATE OF MICHIGAN                      )
                                       )
COUNTY OF ____________                 )


             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT


         THIS AGREEMENT is entered into by and between _______________________________, a ________________________________ ("Lender"),
____________________________________, a ________________________________
("Landlord"), and Rush Equipment Centers of Michigan, Inc., a Delaware corporation ("Tenant").

                                    Recitals

         Lender is the mortgagee under that certain ______________________ ("Mortgage") dated ____________________, executed by Landlord, as grantor, mortgaging certain real property ("Premises") located in ______________ County, Michigan, more particularly described on EXHIBIT A attached hereto and made a part hereof for all purposes.

         Tenant has a leasehold estate in and to the Premises pursuant to the Lease Agreement ("Lease") of even date herewith, executed by Tenant and Landlord.

         Lender, Landlord, and Tenant desire to enter into this Agreement to set forth their agreement concerning the Lease and the Premises.

                                    Agreement

         In consideration of the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The Lease, and the rights of Tenant in, to and under the Lease and the Premises, are hereby subjected and subordinated to the lien of the Mortgage.

         2. So long as Tenant is not in default of any material terms or provisions of the Lease (beyond any and all notice periods and periods given to Tenant to cure any such defaults), Lender shall not disturb Tenant's possession of the Premises or any of Tenant's other rights and privileges under the Lease, and the Lease shall not be terminated (except as permitted by the provisions of the Lease) or otherwise be diminished or adversely affected by the enforcement of any rights given to Lender in the Mortgage, in the note secured thereby, or in any other documents held by Lender or by the enforcement of any rights given to Lender as a matter of law.

         3. Tenant shall attorn to Lender or to any person who acquires title to the Premises through a foreclosure of the lien created by the Mortgage or by a transfer in lieu of such foreclosure ("Purchaser"). Upon acquisition of title to the Premises, Purchaser shall succeed to the interest of Landlord under the Lease, and upon Tenant's receipt of notice from Purchaser, together with a copy of the instrument of conveyance, Tenant shall accept Purchaser as Tenant's new landlord, and the Lease shall continue in full force and effect, after any such foreclosure or other transfer of title, as a direct lease between Tenant and Purchaser, upon all the terms, covenants, conditions, and agreements set forth in the Lease.

         4. Tenant acknowledges and consents to the assignment of Landlord's rights under the Lease to Lender pursuant to the Mortgage which contains a provision assigning to Lender all Leases, rents and other income from the Premises.

         5. If the Mortgage is foreclosed and Lender succeeds to the interest of Landlord under the Lease, Lender shall be bound to Tenant under all the terms, covenants and conditions of the Lease. Notwithstanding the foregoing, however, Lender shall not be (a) liable for any act or omission of Landlord or any prior lessor, except to the extent the same constitutes a default existing and continuing during Lender's ownership of the Premises; (b) subject to any offsets or defenses that Tenant may have against Landlord or any prior lessor or subject to any claim for damages or counterclaims against Landlord or any prior lessor;
(c) bound by any rent or additional rent that Tenant may have paid more than one month in advance to Landlord or any prior lessor; (d) bound by any amendment or modification of the Lease or any consent, approval or waiver by Landlord with respect to the Lease or the Premises made after the date hereof without Lender's prior written consent; (e) liable for any security deposit except to the extent Lender does hold such security deposit; (f) liable to Tenant under the Lease or otherwise for matters first arising after Lender ceases to own the Premises; (g) liable for any covenant or agreement to undertake or complete construction or installation of improvements on the Premises or any part thereof; (h) liable for any payment to Tenant of any sums, or granting to Tenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving in to the Premises or any part thereof; or (i) liable for any other obligation under the Lease which shall have accrued prior to the date Lender acquires title to the Premises; provided, however, Lender shall be obligated to cure any existing and continuing defaults of Landlord or any prior lessor with respect to the maintenance or repair of the Premises. If Lender becomes liable to Tenant under this paragraph for any claim, loss or damage, Tenant shall look solely to the Premises for recovery of any judgment or damages from Lender, and Lender shall have no personal liability, directly or indirectly, under or in connection with the Lease. Nothing in this Agreement shall impose any obligation on Lender for the management, control or condition of the Premises prior to the time Lender succeeds to the interest of Landlord under the Lease.

         6. Landlord and Tenant will not, without the prior written consent of Lender (which shall not be unreasonably withheld or delayed), (i) amend the Lease, (ii) assign or sublet all or any part of the Premises unless permitted under the express provisions of the Lease, or (iii) subordinate the Lease to any other lien.

         7. In the event of the occurrence of any act or omission of Landlord that would give Tenant the right to terminate the Lease, to claim a partial or total eviction, or to exercise any other remedy under the Lease or other applicable law, Tenant shall give to Lender copies of all written notices of such act or omission that Tenant is required to give to Landlord pursuant to the terms of the Lease, and Lender shall have the same period for remedying such act or omission as granted to Landlord under the Lease.

         8. Tenant hereby represents and warrants to Lender that as of the date hereof:

            a. the Lease is in full force and effect;

            b. the Lease has not been modified or amended;

            c. all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rent due under the Lease has been paid more than one (1) month in advance; and

            d. Tenant has not assigned, sublet, transferred or hypothecated its interest in the Lease.

         9. Tenant agrees, from time to time, upon ten (10) days' prior written notice from Lender, to execute, acknowledge and deliver to Lender an estoppel certificate in form reasonably satisfactory to Lender stating that the Lease is then in effect, the rental then prevailing under the Lease and any defaults by Landlord under the Lease of which Tenant is then aware.

         10. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto. The parties, however, agree to execute and deliver to each other such other instrument as shall be necessary to effectuate the provisions of this Agreement.

         11. Any notice, request, demand, or other instrument which may be required or permitted to be furnished to or served upon the parties shall be in writing, shall be sent by United States mail, registered or certified, return receipt requested, and shall be deemed given when postmarked and addressed to such party at the address set forth below. Unless later changed by notices to all parties hereof in the manner provided herein, the parties' addresses for purposes of notices are as follows:

                  LENDER:

                              --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------


                              Attention:
                                        ----------------------------------------

                  LANDLORD:
                              --------------------------------------------------

                              --------------------------------------------------

                              --------------------------------------------------


                              Attention:
                                        ----------------------------------------

                  TENANT:               Rush Equipment Centers of Michigan, Inc.
                                        P.O. Box 34630
                                        San Antonio, Texas  78265

                                        Attention: President
                  with a copy to:       Rush Enterprises, Inc.
                                        P.O. Box 34630
                                        San Antonio, Texas  78265

                                        Attention: President

         12. This Agreement shall be binding upon and inure to the benefit of Lender, Landlord, Tenant, and their respective representatives, successors and assigns; provided, however, this Agreement shall not be binding upon or inure to the benefit of any assignee from Tenant other than an assignee that is a wholly-owned subsidiary of Rush Enterprises, Inc., a Texas corporation.

         13. The term "Lender" as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the premises by reason of foreclosure, the power of sale or the acceptance of a deed or assignment or otherwise. The term "Landlord" as used herein shall mean and include the present Landlord under the Lease and such Landlord's predecessors and successors in interest under the Lease, unless context requires otherwise. The term "Premises" as used herein shall mean the Premises, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage. The term "Tenant" as used herein shall include the successors and assigns of Tenant.

         14. This Agreement may not be modified or amended except pursuant to a written document executed by Lender, Landlord and Tenant.

         15. This Agreement shall be governed by and construed under the laws of the State of Michigan.


                         [Signatures Begin on Next Page]

         IN WITNESS WHEREOF, the parties have executed this Agreement on the ______ day of _____________________________, 19__.


Attest:                                             Lender:
-------                                             -------

                                                                               ,
-----------------------------------          ----------------------------------
Printed Name:                                a
             ----------------------           ---------------------------------


                                             By:
-----------------------------------             -------------------------------
Printed Name:                                Name:
             ---------------------                -----------------------------
                                             Title:
                                                   ----------------------------


Attest:                                              Landlord:
------                                               --------


                                                                               ,
-----------------------------------          ----------------------------------
Printed Name:                                a
             ----------------------           ---------------------------------


                                             By:
-----------------------------------             -------------------------------
Printed Name:                                Name:
             ----------------------               -----------------------------
                                             Title:
                                                   ----------------------------


Attest:                                             Tenant:
------                                              ------


-----------------------------------          RUSH EQUIPMENT CENTERS OF MICHIGAN,
Printed Name:                                INC., a Delaware corporation
             ----------------------

                                             By:
-----------------------------------             -------------------------------
Printed Name:                                Name:
             ----------------------               -----------------------------
                                             Title:
                                                   ----------------------------

THE STATE OF _______________             )
                                         )
COUNTY OF __________________             )


         This instrument was acknowledged before me on the ____________ day of _____________ , 19__ by _________________, ____________________ of
________________________________________, a corporation, on behalf of said corporation.

(SEAL)


                                          --------------------------------------
                                                 Notary Public in and for
                                                 the State of ____________


                                          --------------------------------------
                                                 (Printed Name of Notary)

                                          My commission expires:
                                                                ----------------


THE STATE OF _______________             )
                                         )
COUNTY OF __________________             )


         This instrument was acknowledged before me on the ____________ day of _____________ , 19__ by _________________, ____________________ of
________________________________________, a corporation, on behalf of said corporation.

(SEAL)


                                          --------------------------------------
                                                 Notary Public in and for
                                                 the State of ____________


                                          --------------------------------------
                                                 (Printed Name of Notary)

                                          My commission expires:
                                                                ----------------

THE STATE OF _______________             )
                                         )
COUNTY OF __________________             )


         This instrument was acknowledged before me on the ____________ day of _____________ , 19__ by _________________, ____________________ of Rush
Equipment Centers of Michigan, Inc., a Delaware corporation, on behalf of said corporation.

(SEAL)


                                          --------------------------------------
                                                 Notary Public in and for
                                                 the State of ____________


                                          --------------------------------------
                                                 (Printed Name of Notary)

                                          My commission expires:
                                                                ----------------


AFTER RECORDING PLEASE RETURN TO:
--------------------------------

Mr. Les Caldwell
Fulbright & Jaworski L.L.P.
300 Convent Street, Suite 2200
San Antonio, Texas  78205

                                    EXHIBIT A
           (To Subordination, Nondisturbance and Attornment Agreement)

                     [Attach Legal Description for Premises]

                                                    EXHIBIT D-2

                                        Location Specific Lease Provisions


Ellsworth:
---------

Term: Initial five (5) year term with two (2) renewal options of five (5) years each

Monthly Rent:                $ 8,500 during initial 5-year term; increases each
                             renewal term in proportion to the corresponding increase in the Consumer Price Index

Deposit:                                      $   8,500

Purchase Option:

At end of first five years of term:           $ 890,000

At end of first five year renewal term:   Appraised Value

At end of second five year renewal term:  Appraised Value

                                    EXHIBIT E

                         LANDLORD'S CONSENT AND ESTOPPEL



Klooster Equipment, Inc.

-------------------------------------

-------------------------------------

-------------------------------------

-------------------------------------


Rush Equipment Centers of Michigan, Inc.
P.O. Box 34630
San Antonio, Texas  78265



Re: Lease between 5770 Investors, L.L.C. and Klooster Equipment, Inc. covering the premises located at 5770 Clyde Park, S.W., City of Wyoming, Kent County, Michigan


To each of the above addressees:

5770 Investors, L.L.C. , a ____________________ limited liability company ("Landlord"), is the landlord under that certain Lease dated September 9, 1994, between Klooster Equipment, Inc., a Michigan corporation ("Tenant") and Landlord. A true copy of such lease, together with all amendments and modifications thereto (collectively, the "Lease"), is attached hereto as Exhibit
A. In connection with Tenant's assignment of all of its interest under the Lease to Rush Equipment Centers of Michigan, Inc., a Delaware corporation ("Rush"), Landlord does hereby certify and agree as follows:

1. The Lease is presently in full force and effect and is unmodified except as may be evidenced by a written instrument attached as a part of Exhibit A.

2. The Lease term has commenced and full rental is now accruing thereunder. The primary term of the Lease is ten (10) years, beginning March 1, 1995, and ending February 28, 2005, with one (1) option to extend the primary term of the

     Lease for five (5) years, unless sooner terminated or extended pursuant to the provisions of the Lease.

3. There is no construction completed, ongoing or planned for which Tenant is obligated to reimburse Landlord (other than through payment of the base monthly rent herein disclosed) or for which Landlord is obligated to reimburse Tenant.

4. Tenant has accepted possession of the leased premises under the Lease and, to the best of Landlord's knowledge, any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant.

5. Tenant is currently paying $ , on a monthly basis, to Landlord as rent under the Lease. Such amount is subject to increase on March 1 of each year during the term of the Lease in a amount proportionate to the corresponding increase in the Consumer Price Index over the previous 12 months. In addition, Tenant is currently paying the following amounts due under the
     Lease:

     a. Real property taxes and special assessments levied against the leased premises;

     b. Personal property taxes on all personal property at the leased premises; and

     c.   All utility charges with respect to the leased premises.

6. No rent under the Lease has been paid more than thirty (30) days in advance of its due date.

7. Tenant is not in monetary default under the terms and provisions of the Lease nor, to the best knowledge of Landlord, is Tenant in default of any of its other covenants, agreements, duties or obligations under the Lease.

8. Tenant has deposited the sum of $________________ with Landlord as a security deposit under the Lease (the "Security Deposit").

9. Landlord hereby consents to the assignment by Tenant of all of its rights, title and interests under the Lease to Rush and to the assumption by Rush of all of the rights, duties and obligations of Tenant as "Tenant" under the Lease from and after the date of such assignment. Landlord agrees that
     (i) Tenant shall not be liable for breaches or defaults by Rush under the Lease, and (ii) Rush shall not be liable for breaches or defaults by Tenant under the Lease. Landlord understands that Tenant has assigned all of its rights with respect to the Security Deposit (including the right, subject to the terms of the Lease, to receive a return thereof at the end of the Lease term) to Rush.

5770 INVESTORS, L.L.C.


By:
   ------------------------------------

---------------------------
Name:
     ----------------------------------
Title:
---------------------------
Date:
      ----------------------------
           , 1998
-----------